UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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OPENWAVE SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2100 SEAPORT BOULEVARD

REDWOOD CITY, CALIFORNIA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 22, 2005

To the stockholders of Openwave Systems Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Openwave Systems Inc., a Delaware corporation (the “Company”), will be held on Tuesday, November 22, 2005 at 8:30 a.m. PST (the “Annual Meeting”) at the Company’s offices located at 2100 Seaport Boulevard, Redwood City, California 94063 for the following purposes:

(1)	To elect two Class I members of the Board of Directors to hold office for a three-year term.

(2)	To approve amendments to and the restatement of the Amended and Restated 1999 Directors’ Stock Option Plan.

(3)	To ratify the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending June 30, 2006.

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on October 14, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

A copy of the Company’s 2005 Annual Report to the Securities and Exchange Commission (the “SEC”), which contains a copy of the Form 10-K for the fiscal year ended June 30, 2005, has been included in the package of materials sent to you by mail. A copy of the Annual Report and Proxy Statement can also be found on the internet at http://investor.openwave.com/annual.cfm.

By Order of the Board of Directors

Steve Peters

Secretary

Redwood City, California

October 24, 2005

All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may also choose to vote by the Internet or by telephone. Please refer to the enclosed proxy card for instructions. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

2005 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

OPENWAVE SYSTEMS INC.

2100 SEAPORT BOULEVARD

REDWOOD CITY, CALIFORNIA 94063

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

November 22, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Openwave Systems Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Tuesday, November 22, 2005 at 8:30 a.m. PST (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s principal executive offices located at 2100 Seaport Boulevard, Redwood City, California 94063. The Company intends to mail this proxy statement and accompanying proxy card on or about October 24, 2005 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Telephone, Internet or personal solicitation by Directors, officers or other regular employees of the Company may supplement original solicitation of proxies by mail. In addition, the Company may retain Georgeson Shareholder Communications Inc. to assist in the solicitation and distribution of proxies for a fee not to exceed $15,000. No additional compensation will be paid to Directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on October 14, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 14, 2005, the Company had outstanding and entitled to vote approximately 72,955,089 shares of common stock.

Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the Inspector of Elections (the “Inspector”) appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The Inspector will also determine whether or not a quorum is present.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted, with respect to the item not marked, FOR the election of Directors, FOR approval of the amendments to and the restatement of the Amended and Restated 1999 Directors’ Stock Option Plan, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the Annual Meeting.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date, present or represented by proxy and entitled to vote at the Annual Meeting. Shares that are voted “FOR”, “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum (the “Votes Cast”) with respect to such matter.

In the absence of controlling precedent to the contrary, abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal.

Directors shall be elected by a plurality of the votes of the shares of the Company’s common stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of Directors. Under applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions will have no effect on the outcome of the vote.

Approval of the proposal relating to the amendments to and the restatement of the Amended and Restated 1999 Directors’ Stock Option Plan and the ratification of the appointment of auditors of the Company’s financial statements requires the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote.

The Company will announce preliminary voting results at the Annual Meeting and publish final results in the Company’s next quarterly report on Form 10-Q for the second quarter of fiscal year 2006.

Voting Electronically via the Internet or by Telephone or by Mail

Stockholders whose shares are registered in their own names may vote by mail. Specific instructions to be followed by any registered stockholder are set forth on the enclosed proxy card.

If your shares are registered in the name of a bank or brokerage firm, you also have the option to vote your shares electronically over the Internet or by telephone pursuant to Section 212 of the Delaware General Corporation Law. Voting by the Internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated. In addition, by using the Internet or telephone, you help the Company reduce its postage and proxy tabulation costs. If you wish to vote electronically, you may vote via the Internet by visiting www.proxyvote.com. If you wish to vote via telephone, please call 1-800-454-8683 or the 800 number provided to you on your vote instruction form. Please have the voting instruction form in front of you and follow the instructions to vote via Internet or telephone. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided. Please consult with your broker, bank or nominee if you have any questions regarding the voting of shares held in street name.

Stockholders who elected to receive the 2005 Proxy Statement and Annual Report over the Internet will be receiving an e-mail message on or about October 24, 2005 with information on how to access stockholder information and instructions for voting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 2100 Seaport Boulevard, Redwood City, California 94063, a written notice of revocation or submitting a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

Stockholder Proposals

For a stockholder’s proposal to be included in the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposal must be received by the Company no later than June 26, 2006. To be timely, stockholder proposals submitted outside the processes of Rule 14a-8 must be received by the Company no earlier than August 24, 2006 and no later than November 2, 2006 unless the 2006 Annual Meeting is called for a date earlier than October 23, 2006 or later than January 21, 2007, in which case such proposals must be received no earlier than the 90th day prior to the 2006 Annual Meeting and no later than the close of business on the latter of the 20th day prior to the 2006 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2006 Annual Meeting is first made.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of six Directors and one vacancy. The Amended and Restated Certificate of Incorporation divides the Board of Directors into three classes; Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of Directors is elected by the stockholders at each Annual Meeting to serve a three-year term or until their successors are duly elected and qualified, or if applicable for mid-term nominees and appointees, to complete the term of that class of Director. The Class I Directors, Bo C. Hedfors and Kenneth D. Denman, will stand for election at this Annual Meeting. The Class III Directors will stand for election at the 2006 Annual Meeting, and the Class II Directors will stand for election at the 2007 Annual Meeting. If any nominee for any reason is unable to serve, or will not serve, as a Director, the proxies may be voted for such substitute nominee as the Nominating and Corporate Governance Committee of the Board of Directors may propose and the full Board of Directors may approve. The Company is not aware of any nominee who will be unable to serve, or will not serve, as a Director.

Nominees

The names of the nominees for election as Class I Directors at the Annual Meeting and of the incumbent Class III and Class II Directors and certain information about them, as of October 14, 2005, are set forth below:

Name	Age	Positions and Offices Held With the Company
Nominees for election as Class I Director for a term expiring in 2008:
Kenneth D. Denman	47	Director
Bo C. Hedfors	61	Director

Incumbent Class III Directors for a term expiring in 2006:
Gerald Held	57	Director
David C. Peterschmidt	58	President, Chief Executive Officer and Director

Incumbent Class II Directors for a term expiring in 2007:
Masood Jabbar	55	Director
Bernard Puckett	61	Chairman of the Board

Business Experience of Directors

Each member of the Board of Directors has been engaged in the principal occupations described below during the past five years. The information below is furnished by each respective Board member. There are no family relationships among any of the Company’s Directors or Executive Officers.

Kenneth D. Denman has served as a Director of the Company since April 2004. Since October 2001, Mr. Denman has served as the Chairman and Chief Executive Officer of iPass, Inc., a global provider of software-enabled trusted connections and services for the enterprise and its mobile workers. From January 2000 to March 2001, Mr. Denman was Chief Executive Officer of AuraServ Communications, a managed service provider of broadband voice and data applications. From August 1998 to May 2000, Mr. Denman was Senior Vice President, National Markets Group at MediaOne, Inc., a broadband cable and communications company, and from June 1996 to August 1998, he was Chief Operating Officer, Wireless at MediaOne International, a broadband cable and communications company. Mr. Denman received his MBA from the University of Washington and a BS in Accounting from Central Washington University.

Bo C. Hedfors has served as a Director of the Company since April 2002. Mr. Hedfors is currently President and Founder of Hedfone Consulting, which he established in April 2002. Previously, Mr. Hedfors was Executive Vice President of Motorola and President of its global wireless infrastructure business based in Chicago from 1998 to 2002. Prior to joining Motorola, he spent thirty years in different management positions at Ericsson, including President and Chief Executive Officer of Ericsson, Inc. from 1994-1998, Chief Technology Officer of LM Ericsson from 1990-1993, and President of Honeywell Ericsson Development Co. from 1984-1986. Mr. Hedfors is the Chairman of the Board of Directors of Virtutech, Inc. Mr. Hedfors is also a member of the Board of Directors of Kineto Wireless, Tellabs and SwitchCore AB. Mr. Hedfors is a former member of the Cellular Telecommunications and Internet Association (CTIA), has served on several university boards and is currently Chairman of US Friends of Chalmers University of Technology, Inc. Mr. Hedfors is a Special Director of the Swedish American Chamber of Commerce USA, Inc. Mr. Hedfors has a MS degree in Electrical Engineering from Chalmers University of Technology in Gothenburg, Sweden and is a member of the Royal Swedish Academy of Engineering Sciences.

Gerald (Jerry) Held, Ph.D., has served as a Director of the Company since April 2005. Since 1999, Dr. Held has been Chief Executive Officer of The Held Group where he is a strategic consultant to chief executive officers and senior executives of technology firms ranging from startups to large, publicly-traded organizations. From 2000 to 2001, Dr. Held was the acting Chief Executive Officer of Cantiga Systems. In 1998, Dr. Held was “Chief Executive Officer-In-Residence” at the venture capital firm of Kleiner Perkins Caufield & Byers. Through 1997, Dr. Held was Senior Vice President of Oracle’s server product division, where he led Oracle’s database business as well as the development of pioneering interactive multimedia technology that included some of the earliest e-commerce application trials. Prior to Oracle, Dr. Held spent eighteen years at Tandem Computers, Inc. Dr. Held is the Chairman of the Board of Directors of Software Development Technologies, Inc. and serves on the Board of Directors of MetaMatrix, Inc. and Business Objects.

Masood Jabbar has served as a Director of the Company since August 2003. In September 2003, Mr. Jabbar retired from Sun Microsystems, Inc. after sixteen years, where he held a variety of senior positions, including Executive Vice President and Advisor to the Chief Executive Officer from July 2002 through September 2003, Executive Vice President of Global Sales Operations from July 2000 to June 2002, President of the Computer Systems Division from February 1998 to June 2002 and, prior to that, Vice President, Chief Financial Officer and Chief of Staff of Sun Microsystems Computer Corporation from May 1994 to January 1998. Prior to joining Sun Microsystems, Inc., Mr. Jabbar worked for ten years at Xerox Corporation and prior to Xerox, two years at IBM Corporation. Mr. Jabbar serves on the Board of Directors of Picsel Technologies Ltd. and MSC Software Corporation. Mr. Jabbar holds a MA in International Management from the American Graduate School of International Management, a MBA from West Texas A&M University and a BA in Economics & Statistics from the University of the Punjab, Pakistan.

David C. Peterschmidt has served as President and Chief Executive Officer and as a Director of the Company since November 2004. Prior to joining the Company, Mr. Peterschmidt served as Chief Executive Officer and Chairman of Securify, Inc., a security software company, from September 2003 to November 2004. Mr. Peterschmidt was Chief Executive Officer and Chairman of Inktomi, Inc. from July 1996 to March 2003. Mr. Peterschmidt also served as Chief Operating Officer of Sybase from 1991 to 1996, and has also held a range of executive positions at other technology software and hardware companies. Mr. Peterschmidt is currently on the Board of Directors of Active Decisions, Business Objects, Electronics for Imaging, Cellular Telecommunications and Internet Association (CTIA) and Netblue. Mr. Peterschmidt earned his MA from Chapman College and BA in Political Science from University of Missouri.

Bernard Puckett has served as a Director of the Company since November 2000 and was appointed Chairman of the Board of Directors in October 2002. Mr. Puckett was a Director of Software.com from July 1997 until the merger of Phone.com and Software.com in November 2000. From January 1994 to January 1996, Mr. Puckett was President and Chief Executive Officer of Mobile Telecommunications Technologies. From 1967 to 1994, Mr. Puckett was at IBM Corp., where he held a variety of positions, including Senior Vice President, Corporate Strategy and Development and Vice President and General Manager, Applications Software. As General Manager of the Application Solutions Group, he founded the IBM Consulting Group and ISSC, IBM’s outsourcing services arm. Mr. Puckett also serves on the Board of Directors of IMS Health and Direct Insite Corp. Mr. Puckett received his BS in Mathematics from the University of Mississippi.

Board Committees and Meetings

During the fiscal year ended June 30, 2005, the Board of Directors held five meetings, comprised of four regular and one special meeting. During this period, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, that were held during the period for which he was a Director or committee member, respectively. The Board of Directors also acted by unanimous written consent in lieu of a meeting on two occasions during the fiscal year ended June 30, 2005. All Directors are invited to attend the Annual Meeting. One Director, along with members of the senior management team, attended the 2004 Annual Meeting.

The Board currently has four regular committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Corporate Development Committee (formerly named the Merger and Acquisition Committee). The Board and its committees meet throughout the year as calendared in advance and also hold special meetings and act by written consent in lieu of a meeting from time to time when appropriate. The Board also has authorized a Stock Awards Committee (formerly named the Stock Option Committee). In addition, from May 2004 through October 2004, a Special Committee of the Board was established to identify and screen potential executives who could contribute to the operation of the Company, including candidates for Chief Executive Officer of the Company. Scheduled Board meetings generally include a time for independent Directors to meet without management present.

Each of the committees, other than the Stock Awards Committee and Special Committee, has authority to engage its own legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The majority of the Board and its committees’ members are deemed to be independent, as defined by NASDAQ. The Board of Directors has determined the independence of the Directors by thoroughly reviewing the information provided by the Directors and the Company concerning each Director’s business and personal activities as they may relate to the Company and the management team. The members of the Board and its committees are identified in the following table:

Directors	Independent	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Special Committee*	Corporate Development Committee	Stock Awards Committee
Kenneth D. Denman	Ö	Ö	Ö			Ö
Bo C. Hedfors	Ö		Ö	Chair	Ö	Ö
Gerald Held	Ö					Ö
Masood Jabbar	Ö	Ö			Ö	Chair
David C. Peterschmidt							Ö
Bernard Puckett	Ö	Chair	Chair	Ö	Chair

*	Met from May 2004 through October 2004

The Audit Committee reviews the Company’s internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of the Company’s independent auditors, the scope of annual audits, fees to be paid to the Company’s independent auditors and the performance of the Company’s independent auditors. The Audit Committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. On a routine basis, the Audit Committee meets separately with the Company’s independent auditors and invites select employees who work under the Chief Financial Officer to participate in its meetings. The Audit Committee met eight times during the fiscal year ended June 30, 2005. The Audit Committee adopted a revised charter in October 2003 to reflect changes in regulatory requirements, authoritative guidance and evolving practices surrounding the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards. The Audit Committee reviews its charter on an annual basis and in its discretion recommends changes. The responsibilities and activities of the Audit Committee are described in greater detail in the Audit Committee Charter, a current copy which is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined under SEC rules and NASDAQ listing standards and that each audit committee member is financially literate (able to read and understand financial statements at the time of appointment), and that at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including having been a Chief Executive Officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors has also determined that each of Messrs. Puckett and Jabbar qualify as an “audit committee financial expert”, in accordance with SEC rules, based upon each such member’s experience and understanding with respect to certain accounting and auditing matters.

The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for the Company’s executive officers, Directors and certain employees and consultants. Compensation of the Chief Executive Officer must be reviewed and recommended to the Board of Directors by the

Compensation Committee, comprised solely of independent Directors. The Compensation Committee also administers the Company’s stock compensation and other employee benefit plans. The responsibilities and activities of the Compensation Committee are described in greater detail in the Compensation Committee Charter, a current copy which is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. Each of the members of the Compensation Committee is independent as defined under SEC rules and regulations, NASDAQ listing standards and Internal Revenue Service regulations. The Compensation Committee held eight formal meetings, and also acted by unanimous written consent in lieu of a meeting on four separate occasions during the fiscal year ended June 30, 2005.

The Nominating and Corporate Governance Committee is responsible for identifying, interviewing, and nominating individuals to be considered for the Board of Directors and oversees the maintenance of the Company’s corporate governance matters. The Nominating and Corporate Governance Committee is governed by a charter, a current copy which is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. Each of the members of the Nominating and Corporate Governance Committee is independent as defined under SEC rules and regulations and NASDAQ listing standards. The Nominating and Corporate Governance Committee held two formal meetings during the fiscal year ended June 30, 2005.

The Corporate Development Committee (formerly named the Merger and Acquisition Committee) was established by the Board of Directors in July 2004. The purpose of this Committee is to review, monitor and advise the Board in connection with corporate development activities, such as corporate strategy, mergers and acquisitions, and strategic investments. The Board of Directors has delegated this Committee with authority to approve any individual merger or acquisition transaction within prescribed limits set by the Board of Directors. The Corporate Development Committee is governed by a charter, a current copy which is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. The Corporate Development Committee held two formal meetings during the fiscal year ended June 30, 2005.

The Stock Awards Committee has been delegated authority by the Board of Directors to grant stock options, restricted stock or other full-value awards, within certain prescribed limitations, under the Company’s stock option plans to eligible employees other than executive officers of the Company. These grants may also be made by the Compensation Committee, which has concurrent but greater authority. The Stock Awards Committee consists of Mr. Peterschmidt. During the fiscal year ended June 30, 2005, the Stock Awards Committee acted by written consent in lieu of a meeting on sixteen separate occasions.

In addition, the Board of Directors established a Special Committee from May 2004 through October 2004. The purpose of this Special Committee was to conduct senior management succession planning and to identify and screen potential executives who could contribute to the operation of the Company in a senior management role. The Special Committee held seven formal meetings during the fiscal year ended June 30, 2005.

Matters Related to Corporate Compliance

The Company, the Board of Directors and each of its committees, review and monitor legal and governance matters, including the Sarbanes-Oxley Act of 2002, as well as SEC rules and NASDAQ listing standards. The Board of Directors and each of its committees intend to comply with all applicable rules and will implement other corporate governance practices as the Board of Directors and its committees deem appropriate. The Board of Directors and its committees have established certain procedures and will continue to implement guidelines and procedures to comply with the Sarbanes-Oxley Act of 2002 and related rules adopted by the SEC and NASDAQ.

In addition, the Company has established a Disclosure Committee comprised of certain senior executives and other employees of the Company to assist in ensuring that information required by the SEC to be disclosed by the Company is properly and timely disclosed and to assist in the review, supervision, and establishment of controls and other procedures that are designed to ensure such disclosure obligations are met.

The Board of Directors has adopted, pursuant to the recommendations of the Nominating and Corporate Governance Committee, Corporate Governance Principles that reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing long-term stockholder value. These principles are intended to assist the Board of Directors in the exercise of its responsibilities. These principles are subject to modification from time to time by the Board of Directors pursuant to recommendations of the Nominating and Corporate Governance Committee. A copy of the Corporate Governance Principles can be found posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section.

The Corporate Governance Principles also provide details on how stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including without limitation the non-management Directors as a group), any Board committee or any Chair of any such committee by mail. All such correspondence may be sent, on a confidential basis as applicable, addressed to the Board of Directors, committee, or individual Director, c/o Corporate Secretary, Openwave Systems Inc., 2100 Seaport Boulevard, Redwood City, CA 94063, Attention: Ms. Bolton. All such communications will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of Directors, the Corporate Secretary will have sufficient copies of the contents made and sent to each Director who is a member of the group or committee to which the envelope is addressed.

From time to time, candidates for membership on the Board of Directors may be suggested to the Nominating and Corporate Governance Committee. The suggestions may be from Board members, Company management, Company stockholders or other sources (the “Sponsor”) and may be either unsolicited or in response to requests from the Committee for such candidates. The Nominating and Corporate Governance Committee may also, from time to time, if deemed necessary, retain firms that specialize in identifying Director candidates. It is the policy of the Nominating and Corporate Governance Committee that the same criteria for a candidate’s membership on the Board of Directors be applied irrespective of his or her Sponsor, except that in considering candidates recommended by stockholders, the Committee may take into account the number of shares of common stock held by the recommending stockholder and the length of time such shares have been held. To suggest a candidate to this Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of the Company’s common stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of the Company and the candidate’s consent to be named as a Director if selected by the Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to: Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Openwave Systems Inc., 2100 Seaport Boulevard, Redwood City, CA 94063, Attention: Ms. Bolton. Upon receipt of a recommendation of a candidate for membership on the Board of Directors from a Sponsor, the Nominating and Corporate Governance Committee will evaluate the candidate by taking into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating and Corporate Governance Committee believes that the minimum qualifications for service as a Director of the Company are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Committee’s evaluation of potential candidates shall be consistent with the Board’s criteria for selecting new Directors. Such criteria include the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.

The Board of Directors has adopted the Senior Officer Code of Ethics, applicable to the Company’s Chief Executive Officer and Senior Financial Officers, which set forth specific policies to guide them in the performance of their duties. The Company is committed to conducting its business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate financial disclosure in compliance with applicable law. These are guidelines to promote honest and ethical conduct and to abide by all other Openwave policies and procedures that govern the conduct of the Company’s business. A copy of the Senior Officer Code of Ethics can be found posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. The Company intends to post on such website or otherwise disclose as required by law or stock exchange regulation, any material changes to, or waiver from the Senior Officer Code of Ethics, if any.

Additionally, the Board of Directors adopted a Code of Conduct, which sets out basic principles to guide the Company’s employees, officers and Directors in the Company’s commitment to the highest standards of corporate governance and integrity. A copy of the Code of Conduct can be found posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. The Company intends to post on such website or otherwise disclose as required by law or stock exchange regulation, any material changes to, or waiver from the Code of Conduct with respect to any Director or executive officer, if any.

The Board of Directors has also established and adopted a whistleblower policy, which sets forth the procedures by which employees and others acting on behalf of the Company may submit good faith complaints regarding accounting or auditing matters. Any employee of the Company may submit a good faith complaint regarding accounting or auditing matters to the management of the Company without fear of dismissal or retaliation of any kind. The Company is committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. The Company’s Audit Committee will oversee treatment of employee concerns in this area. In order to facilitate the reporting of complaints, the policy sets forth procedures for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters. A copy of the whistleblower policy can be found posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section.

Director Compensation

The Company reimburses its non-employee Directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as Directors of the Company. Employee Directors are not compensated for Board services in addition to their regular employee compensation.

Effective at the beginning of fiscal year 2004, the Board of Directors adopted a cash compensation program for its non-employee Directors consisting of a $20,000 annual retainer, an additional $5,000 annual retainer for service as the Board or Audit Committee chairperson, an additional $3,000 annual retainer for service as the Compensation Committee, Nominating and Corporate Governance Committee, or Corporate Development Committee chairperson, $1,500 for each board meeting attended and $1,000 for each committee meeting attended as a member.

In the fiscal year ended June 30, 2005, non-employee Directors were eligible to participate in the Company’s 1999 Directors’ Stock Option Plan, which, provides for: (1) initial grants to new non-employee Directors for options to purchase 50,000 shares of the Company’s common stock with vesting contingent on continued service on the Board of Directors over four years as follows: 25% of the shares vesting on the first anniversary after appointment to the Board of Directors and the remaining shares vesting ratably on a monthly basis over the next three years; (2) subsequent annual option grants to a non-employee Director of 30,000 shares of common stock, to be granted on the date of the first Board meeting held each calendar year provided that a non-employee Director has served at least eight months in the preceding calendar year (if the length of service is from five to eight months, the grant shall be for 20,000 shares and if the length of service is from two to five months, the grant shall be for 10,000 shares), which vest ratably on a monthly basis over the next four years contingent on continued service on the Board of Directors; and (3) the acceleration of all options upon the dismissal of the non-employee Director from the Board of Directors upon or within twenty-four months following a change of control of the Company. All options granted under the Company’s 1999 Directors’ Stock Option Plan are granted with an exercise price equal to 100% of the fair market value of the Company’s stock at the time of grant.

In addition, as part of Mr. Listwin’s resignation from the Board of Directors on July 13, 2005, the Company entered into a transition and release agreement with Mr. Listwin. The Company accelerated the vesting on two outstanding stock option grants previously granted to Mr. Listwin. In exchange, Mr. Listwin agreed to be available to perform consulting services through the month of July 2005 for up to fifteen hours per week. He also executed a release of claims and agreed not to compete with the Company.

Effective at the beginning of fiscal year 2006, the Board of Directors adopted a cash compensation program for its non-employee Directors consisting of: (1) a $25,000 annual retainer; (2) additional annual retainers for service as the non-executive Board chairperson ($20,000), Audit Committee chairperson ($30,000), Compensation Committee chairperson ($15,000) or other regular Board committee chairperson ($10,000); (3) additional annual retainers for service on the Audit Committee ($15,000), the Compensation Committee ($9,000) or other regular Board committee ($5,000); and (4) meeting fees for attendance at meetings of the Board ($2,000 for each Board meeting), Audit Committee ($2,000 for each Audit Committee meeting attended over eight meetings a year) and other regular Board committees ($1,500 for each other regular Board committee meeting attended over five meetings a year).

Effective at the beginning of fiscal year 2006 and conditioned upon stockholder approval of Proposal 2 in this proxy statement, non-employee Directors shall be eligible to receive the following stock awards under the terms of the Company’s Amended and Restated 1999 Directors’ Stock Option Plan (to be renamed the Amended and Restated 1999 Directors’ Equity Compensation Plan).

•	New non-employee Directors elected or appointed after on or after November 22, 2005 shall receive stock awards, as follows: (1) an initial option grant to purchase 18,000 shares of the Company’s common stock with annual vesting contingent on continued service on the Board of Directors over three years; and (2) an initial grant of 12,000 shares of restricted stock with annual vesting contingent on continued service on the Board of Directors over three years.

•	Continuing non-employee Directors who have served at least eight months in the preceding calendar year shall receive stock awards to be granted on the date of the first Board meeting held each calendar year, as follows: (1) an annual option grant of 9,000 shares of common stock with annual vesting contingent on continued service on the Board of Directors over three years; and (2) an annual restricted stock grant of 6,000 shares of restricted stock with annual vesting over the next three years contingent on continued service on the Board of Directors. Any non-employee Director who served between five and eight months in the preceding calendar year shall receive two-thirds of such awards, and any non-employee Director who served between two and five months in the preceding calendar year shall receive one-third of such awards. Non-employee Directors who served less than two months in the preceding calendar year shall not be eligible for such annual awards for that calendar year.

All stock options to non-employee Directors will be accelerated upon the dismissal of the non-employee Director from the Board of Directors upon or within twenty-four months following a change of control of the Company. All options granted under the Company’s Amended and Restated 1999 Directors’ Stock Option Plan are granted with an exercise price equal to 100% of the fair market value of the Company’s stock at the time of grant.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of each of the named nominees to the Board of Directors.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO AND THE RESTATEMENT OF THE

AMENDED AND RESTATED 1999 DIRECTORS’ STOCK OPTION PLAN

General

The Openwave Systems Inc. 1999 Directors’ Stock Option Plan was adopted by the Board of Directors (the “Board”) in March 1999 and was approved by our stockholders in May 1999. The 1999 Directors’ Stock Option Plan, as originally adopted, provided for the automatic annual grant of nonstatutory stock options to purchase shares of the Company’s Common Stock (“Options”) to our non-employee Directors. The Board approved amendments to the 1999 Directors’ Stock Option Plan in October 2004, subject to stockholder approval, to give the Board the discretion to grant stock appreciation rights in lieu of Options and to increase the number of shares of Company Common Stock subject to initial and subsequent annual grants to non-employee Directors (the “Directors’ Plan”). The Company’s stockholders approved the Directors’ Plan at the 2004 Annual Meeting.

On October 13, 2005, the Board approved additional amendments to and the restatement of the Directors’ Plan, including updating the name of the Directors’ Plan to be the Openwave Systems Inc. 1999 Directors’ Equity Compensation Plan (the “Amended Plan”). The Board approved these amendments after reviewing a market analysis performed by an independent compensation consulting firm. At the Annual Meeting, stockholders will be asked to approve the amendments described below (the “Plan Amendments”) to, and the restatement of, the Directors’ Plan.

The principal provisions of the Amended Plan are summarized below. This summary is qualified in its entirety by reference to the actual Amended Plan, a copy of which is attached as Appendix A to this proxy statement.

Purpose of the Plan Amendments

Adoption of the Plan Amendments will provide the Company with the continued ability to provide equity-based compensation to its non-employee Directors, thereby aligning their common interest with the Company’s stockholders in increasing the Company’s value over the long-term. Adoption of the Plan Amendments also will assist the Company in attracting and retaining highly qualified individuals to serve on the Company’s Board through equity-based awards other than or in addition to Options.

The non-employee Directors historically have received Options under the Directors’ Plan, which does not contemplate awards of restricted stock bonuses or restricted stock units. Recent accounting pronouncements requiring the expensing of Options may make awards of restricted stock bonuses or restricted stock units preferable to awards of Options. A restricted stock bonus is an award of shares, the grant, issuance, retention and/or vesting of which is subject to time-based vesting. A restricted stock unit is a right to receive an amount of cash and/or shares equal to the fair market value of a share of the Company’s Common Stock when the restricted stock unit vests.

The Plan Amendments also take into account the substantial increase in the fair market value of the shares of the Company’s Common Stock over the past three years by reducing the total number of shares issuable to a non-employee Director under the Directors’ Plan. As a result, the Plan Amendments should reduce the dilutive impact of the Directors’ Plan to the Company’s stockholders. In addition, based upon the analysis of an independent compensation consultant, the estimated value of initial and annual stock awards to non-employee Directors should be lower under the Plan Amendments than currently provided under the Director’s Plan and therefore also should carry a lower overall expense to the Company.

As of October 14, 2005, there were 292,622 shares subject to outstanding Options under the Directors’ Plan, with a weighted average exercise price of $14.81 per share, and a weighted average remaining term of 8.4 years. A total of 101,878 shares remain available for grant under the Directors’ Plan.

If stockholders approve the Plan Amendments, the Company will use the Amended Plan to compensate its non-employee Directors. If stockholders do not approve the Plan Amendments, the Company will continue to use the Directors’ Plan until the authorized shares are exhausted, and the Company will explore and implement other competitive arrangements to compensate non-employee Directors.

Summary of the Plan Amendments

If approved by the stockholders, the Plan Amendments will:

•	grant non-employee Directors a combination of (1) Options (or, in the Board’s discretion, stock appreciation rights with equivalent value) and (2) restricted stock bonuses (or, in the Board’s discretion, restricted stock units with equivalent value) in lieu of grants comprised exclusively of Options (or stock appreciation rights with equivalent value);

•	increase by 250,000 shares the number of shares of Company Common Stock available for grant under the Amended Plan to non-employee Directors;

•	revise the formulas used for automatic and nondiscretionary grants to non-employee Directors to reflect the grant of restricted stock bonuses and restricted stock units;

•	change the name of the Directors’ Plan to the “1999 Directors’ Equity Compensation Plan” to reflect the use of equity compensation awards besides Options;

•	reduce the ability to “recycle” shares of common stock under the Amended Plan in the event that, for example, shares issued under the Directors’ Plan are delivered to cover an Option’s exercise price or to pay withholding taxes;

•	revise the minimum period of time that shares delivered to pay the exercise price of an Option must have been held, if any, to reflect revised accounting standards; and

•	delegate authority to a committee of the Company’s Board in order to administer the Directors’ Plan, excluding amendments to the Directors’ Plan that are required to be submitted to stockholders for approval under applicable law.

Other than making the changes described above, the Plan Amendments do not alter or change any material terms of the Directors’ Plan.

Summary of Key Terms

The following is a brief description of the Amended Plan. The full text of the Amended Plan, as amended by the Plan Amendments, is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the Amended Plan set forth in Appendix A.

Purpose. The Amended Plan provides for automatic grants of Options, stock appreciation rights, restricted stock bonuses and restricted stock units (collectively referred to as “Awards”) to the Company’s non-employee Directors. The purpose of the Amended Plan is to promote the Company’s long-term growth and financial success by attracting, retaining, and encouraging the continued service of non-employee Directors of outstanding ability.

Stock Subject to the Amended Plan. The Amended Plan authorizes the issuance of 650,000 shares of the Company’s Common Stock. Authorized but unissued or reacquired shares may be issued under the Amended Plan. If any Award granted under the Amended Plan expires, is cancelled or is forfeited or otherwise becomes unexercisable or irredeemable without the issuance of shares, the shares subject to such Award will become available for future grant under the Amended Plan. However, any shares retained by the Company upon the vesting, exercise or redemption of any Award to pay the exercise price of an Award or to satisfy applicable withholding tax obligations related to an Award shall be treated as issued and will not be available under the Amended Plan. In addition, any shares acquired upon exercise or redemption of an Award by the award holder that are subsequently repurchased by the Company will not be available for future grant under the Amended Plan. Moreover, any shares subject to awards of stock appreciation rights or restricted stock units shall, upon any distribution in respect of such Awards, be treated as issued and will not be available under the Amended Plan whether such distribution is paid in cash or in shares. The Company has granted Options covering 394,656 shares under the Directors’ Plan from May 1999 (when the 1999 Directors’ Stock Option Plan was first approved by the Company’s stockholders) through October 14, 2005.

Eligibility. Only non-employee Directors (meaning persons who are or have been elected or appointed to be members of the Board and who are not employees of the Company, any parent company or any subsidiary) are eligible to participate in the Amended Plan. There are currently five non-employee Directors on the Board. All awards will be automatically granted in accordance with the grant schedule set forth below.

Automatic Grants to Non-Employee Directors. All grants of Awards under the Amended Plan will be automatic and nondiscretionary. No person will have any discretion to select which non-employee Director will receive Awards, nor will any person have any discretion to determine the number of shares to be covered by Awards granted to non-employee Directors. Non-employee Directors are eligible for a First Award and a Subsequent Award, as described below.

First Award. On the day of his or her election or appointment to the Board, each new non-employee Director who is first elected or appointed after November 22, 2005, will be granted Options or stock appreciation rights covering 18,000 shares of the Company’s Common Stock and restricted stock bonuses or restricted stock units covering 12,000 shares of the Company’s Common Stock.

Subsequent Award. On the date of the first Board meeting of each calendar year, each non-employee Director will receive a Subsequent Award grant consisting of Options or stock appreciation rights and restricted stock bonuses or restricted stock units. The number of shares of the Company’s Common Stock subject to the Subsequent Award will depend on the number of months served as a non-employee Director in the prior calendar year, according to the following table (except that these amounts will be prorated if the number of shares subject to such Awards exceeds the shares available for issuance under the Amended Plan):

Number of months of service as non-employee Director for the prior calendar year	Number of Options or stock appreciation rights covered by the Subsequent Award	Number of restricted stock bonuses or restricted stock units covered by the Subsequent Award
Less than two months	0	0
Two to less than five months	3,000	2,000
Five to less than eight months	6,000	4,000
More than eight months	9,000	6,000

Vesting of Awards. Vesting of Awards is contingent on the recipient continuing to serve as a non-employee Director. Each Award will vest and become exercisable in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

Accelerated Vesting Upon Change of Control. Notwithstanding the above vesting schedule, if a non-employee Director is terminated for any reason (other than resignation or declining to stand for re-election) within 24 months of a Change of Control of the Company (as defined below), then his or her Awards will immediately vest and become exercisable or redeemable.

Suspension or Termination of Awards. If the Chief Executive Officer of the Company or his or her designee reasonably believes that a recipient has committed an act of misconduct, the Chief Executive Officer or designee may suspend such recipient’s right to vest in, exercise or redeem any Award or receive shares pursuant to any Award. Examples of “misconduct” include but are not limited to embezzlement, fraud, breach of fiduciary duty, or unauthorized disclosure of Company confidential information. If the Board (excluding the recipient so accused of misconduct) determines that the recipient has engaged in misconduct, all Awards held by the recipient shall be forfeited.

Stock Appreciation Rights in Lieu of Options. A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. The Board has the right to make grants under the Amended Plan in the form of stock appreciation rights rather than in Options. Stock appreciation rights that are granted in lieu of Options will cover the same number of underlying shares and shall vest according to the same schedule as the Options for which the stock appreciation rights have been substituted. The Board may establish other terms and conditions on redeemability of stock appreciation rights not inconsistent with the specific terms of the Amended Plan. Payment will be made in stock or in cash, or a combination of both, as determined by the Board.

Restricted Stock Units in Lieu of Restricted Stock Bonuses. The Board has the right to make grants under the Amended Plan in the form of restricted stock units rather than in restricted stock bonuses. Restricted stock units that are granted in lieu of restricted stock bonuses will cover the same number of underlying shares and shall vest according to the same schedule as the restricted stock bonuses for which the restricted stock units have been substituted. The Board may establish other terms and conditions on redeemability of restricted stock units not inconsistent with the specific terms of the Amended Plan. Payment will be made in stock or in cash, or a combination of both, as determined by the Board.

Effective Date; Term of Plan. The Amended Plan will become effective on November 22, 2005, if approved by the Company’s stockholders. The Amended Plan expires on November 30, 2014.

Term of Awards. The term of each Option and stock appreciation right granted under the Amended Plan will be ten years from the date of grant; however, Options and stock appreciation rights may terminate sooner upon termination of the recipient service as a non-employee Director or pursuant to the agreement evidencing such an Award.

Fair Market Value. Generally, fair market value will be the closing sales price on the NASDAQ National Market on the date of determination. On October 14, 2005, the fair market value per share of the Company’s Common Stock determined on such basis was $16.37.

Terms and Conditions of Options. The exercise price per share of an Option will be 100% of the fair market value per share on the date of grant. The non-employee Director may pay the exercise price in cash, check, other shares having a fair market value on the date of surrender equal to the exercise price, any combination of these forms of payment, or any other consideration or method of payment permitted under applicable corporate law. Shares delivered to pay the exercise price of an Option must have been held for such minimum period of time, if any, as required by the Board. If a non-employee Director’s service terminates for any reason other than disability or death, he or she will have three months from the date of such termination to exercise his or her vested Options. If a non-employee Director’s service terminates due to total and permanent disability, he or she will have twelve months from the date of such disability to exercise his or her vested Options. If a non-employee Director’s service terminates due to death, or if the non-employee Director dies within three months following his or her termination, his or her estate will have twelve months from the date of death to exercise his or her vested Options. Notwithstanding the above post-termination exercise periods, in no event may the non-employee Director exercise the Option past the expiration of its term.

Terms and Conditions of Stock Appreciation Rights. The base price per share of a stock appreciation right will be 100% of the fair market value per share on the date of grant. If a non-employee Director’s service terminates for any reason other than disability or death, he or she will have three months from the date of such termination to redeem his or her vested stock appreciation rights. If a non-employee Director’s service terminates due to total and permanent disability, he or she will have twelve months from the date of such disability to redeem his or her vested stock appreciation rights. If a non-employee Director’s service terminates due to death, or if the non-employee Director dies within three months following his or her termination, his or her estate will have twelve months from the date of death to redeem his or her vested stock appreciation rights. Notwithstanding the above post-termination redemption periods, in no event may the non-employee Director redeem the stock appreciation right past the expiration of its term.

Stock appreciation rights may be paid in stock, cash or a combination thereof in the Board’s discretion. Stock appreciation rights are generally subject to the same terms and limitations as Options.

Terms and Conditions of Restricted Stock Bonuses and Restricted Stock Units. If a non-employee Director’s service terminates for any reason, all shares covered by unvested restricted stock bonuses and restricted stock units shall revert to the Amended Plan and all unvested restricted stock bonuses and restricted stock units shall terminate. To the extent permitted by the Board in the terms of the agreement evidencing an Award of restricted stock units, a non-employee Director may elect to defer receipt of the value of the shares otherwise deliverable upon the vesting of restricted stock units if such election complies with the procedures established by the Board and applicable law (including Section 409A of the federal income tax code).

Transferability. Awards may not be sold, transferred, or otherwise disposed of, except by will or by the laws of descent and distribution or under a domestic relations order.

Adjustment. The number of shares covered by each outstanding Award; the number of shares covered by the First Award and Subsequent Award as prescribed in the Amended Plan; the number of shares that have been authorized for issuance under the Amended Plan; and the exercise or base price per share covered by each such outstanding Option or stock appreciation right, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of shares effected in connection with a change in domicile of the Company) or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company; except that conversion of any convertible securities of the Company shall not be considered as “effected without receipt of consideration.” Subject to any required action by the stockholders, the Board has discretion to make such adjustments; the Board’s determinations with respect to adjustment will be final, binding and conclusive.

Effect of Corporate Transaction or Change of Control. In the event of a Corporate Transaction or Change of Control (both defined below), each outstanding Award will be (a) continued by the Company, (b) assumed by the successor to the Company or a parent or subsidiary of the Company, or (c) substituted with an equivalent Award. If the outstanding Awards will not be so continued, assumed, or substituted, the Awards will terminate upon such Corporate Transaction or Change of Control; however, each Award recipient will have the right to exercise or redeem all of his or her Awards immediately prior to the consummation of the Corporate Transaction or Change of Control as follows. In the event of a Corporate Transaction, each Award recipient will have the right to exercise or redeem his or her Awards to the extent he or she had the right to exercise or redeem such Awards immediately prior to the consummation of the Corporate Transaction, and in the event of a Change of Control, each Award shall become 100% vested and the Award recipient will have the right to exercise or redeem his or her Awards in their entirety.

Definition of “Corporate Transaction.” “Corporate Transaction” means a dissolution or liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

Definition of “Change of Control.” means the occurrence of any of the following: (a) the sale of all or substantially all of the assets of the Company to a person that will continue the business of the Company in the future; (b) a merger in which the voting securities of the Company owned by the stockholders of the Company immediately prior to such merger do not represent more than 50% of the total voting power of the surviving entity outstanding immediately after such merger; or (c) the acquisition of at least 50% of the voting securities of the Company by a person other than the Company, a subsidiary of the Company, or an employee benefit plan sponsored by the Company or a subsidiary of the Company.

Amendment and Termination of the Amended Plan. The Board may amend or terminate the Amended Plan in its discretion, provided that stockholder approval for Plan amendments will be obtained to the extent necessary or desirable to comply with applicable law. Further, any amendment or termination of the Amended Plan will not impair the rights of any Award recipient with respect to Awards already granted to such recipient without the recipient’s consent.

Conditions Upon Issuance of Shares. The Company will not be obligated to issue or deliver any shares under the Amended Plan unless such issuance or delivery would comply with applicable law.

Award Agreements. An Award will be evidenced by a written award agreement in a form approved by the Board.

Tax Consequences of the Amended Plan

The following discussion of the federal income tax consequences of the Amended Plan is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the Amended Plan or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.

Options: An optionee under the Amended Plan is not taxed on the grant of an Option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the Option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for any capital gain.

Stock Appreciation Rights: The grant of a stock appreciation right is generally not a taxable event for a recipient. Upon exercise of the stock appreciation right, the recipient will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. The Company will be entitled to a tax deduction at the same time for the same amount. If the stock appreciation right is settled in shares, the recipient’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the recipient received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the recipient held the shares for more than one year.

Restricted Stock Bonuses and Restricted Stock Units: Recipients of restricted stock bonuses or restricted stock units do not recognize income at the time of the grant of such restricted stock bonuses or restricted stock units. However, when the restricted stock bonuses or restricted stock units vest or, if later, are paid, recipients generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction.

Tax Withholding: To the extent required by applicable federal, state, local or foreign law, a recipient shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an award.

New Plan Benefits

Because benefits under the Amended Plan will depend on the fair market value of our Common Stock at various future dates, it is not possible to determine the benefits that will be received under the Amended Plan.

Equity Compensation Plan Information

	As of October 17, 2005
	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans
	(shares in thousands)
Equity compensation plans approved by stockholders(1)(2)	12,363	$13.12	3,267
Equity compensation plans not approved by stockholders	912	$9.55	101

Total	13,275	$12.88	3,368

(1)	Does not include 3,304,749 shares from the Company’s 1995 Stock Plan, which terminated on October 16, 2005. At the time of the termination of the 1995 Stock Plan, these shares were neither issued nor reserved for issuance upon the exercise of a stock option outstanding at the time of the termination of the 1995 Stock Plan.

(2)	This table does not include compensation plans from which we are no longer issuing shares, except for the future issuance of shares upon exercise of options that are still outstanding. As of October 17, 2005 there were still options to acquire 11,916 shares with a weighted-average exercise price of $37.23 outstanding under such plans. We assumed all of these options in connection with acquisitions of certain business entities.

Recommendation of the Board of Directors

The Board unanimously recommends a vote FOR the approval of the amendment and restatement of the Amended and Restated 1999 Directors’ Stock Option Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending June 30, 2006 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since December 1994. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with Audit Committee policy, all services provided by KPMG LLP in fiscal year 2005 were pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The pre-approval is for a particular defined task or scope of work and is subject to a specific budget. In connection with the pre-approval policy, the Audit Committee considers whether the categories of pre-approved services are consistent with the applicable SEC rules on auditor independence. For the fiscal year ended 2005, the Company’s Audit Committee did not waive the pre-approval requirement of any non-audit services to be provided to the Company by KPMG LLP.

Audit and Audit Related Fees

Aggregate fees billed by KPMG LLP in fiscal years 2005 and 2004 for services rendered to the Company are presented below in the format prescribed by the Sarbanes-Oxley Act of 2002:

	2005	2004
	(in’000s)
Audit Fees:
• Audit services, statutory audits, quarterly reviews and 1933 Act filings	$4,037	2,304

Audit-Related Fees:
• Accounting consultation	4	4
• Non-audit acquisition related services	114	—

Tax Fees:
• Income tax compliance and consulting	108	159

All Other Fees	—	—

Total fees	$4,263	2,467

The Audit Committee has determined the rendering of the non-audit services referenced above by KPMG LLP is compatible with maintaining the auditor’s independence under applicable rules and regulations promulgated by the SEC and NASDAQ.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP as the independent auditors of the Company for its fiscal year ending June 30, 2006.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of September 30, 2005 by: (a) each Director and nominee for Director named in Proposal 1; (b) each of the executive officers and individuals named in the Summary Compensation Table; (c) all such executive officers and Directors of the Company as a group; and (d) all those known by the Company to be beneficial owners of more than five percent of its outstanding common stock.

Except as indicated in the footnotes to this table and under applicable community property laws, to the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership, as of September 30, 2005, approximately 72,612,374 shares were issued and outstanding, and, for any individual who beneficially owns shares represented by options exercisable within 60 days of September 30, 2005, these shares are treated as if outstanding for that person, but not for any other person. Unless otherwise indicated, the address of each of the individuals named below is: c/o Openwave Systems Inc., 2100 Seaport Boulevard, Redwood City, California 94063, other than FMR Corp., which is located at 82 Devonshire Street, Boston, MA 02109, and Wellington Management Company, LLP, which is located at 75 State Street, Boston, MA 02109.

The following table indicates those owners and their total number of beneficially-owned shares, including shares subject to options exercisable within 60 days of September 30, 2005; however, unless otherwise indicated, these shares do not include any options or restricted stock awarded after September 30, 2005:

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
David C. Peterschmidt(2)	375,000	*
Harold L. Covert, Jr.(3)	27,458	*
Kenneth D. Denman(4)	27,416	*
Bo C. Hedfors(5)	44,916	*
Gerald Held(6)	0	*
Masood Jabbar(7)	28,750	*
Joshua A. Pace(8)	186,394	*
Steve Peters(9)	342,387	*
Bernard Puckett(10)	101,031	*
Allen E. Snyder(11)	646,195	*
Simon Wilkinson(12)	279,832	*
All Directors and executive officers as a group (11 persons)	2,059,379	2.8%
FMR Corp.(13)	10,319,986	14.2%
Wellington Management Company, LLP(14)	8,682,551	12.0%

*	Less than 1% of the outstanding shares of common stock.
(1)

This table is based upon information supplied by each officer, Director or beneficial owner of more than five percent, as the case may be, and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on approximately 72,612,374 outstanding shares on September 30, 2005, adjusted as required by rules promulgated by the SEC.

(2)	Includes 125,000 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2005.
(3)	Includes 27,458 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2005.
(4)	Includes 25,416 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2005.
(5)	Includes 44,916 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2005.
(6)	Mr. Held was granted options to purchase 50,000 shares from the Company’s 1999 Directors’ Stock Plan when he joined the Board of Directors in April 2005 of which 25% vest after his first 12 months of service on the Board.
(7)	Includes 28,750 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2005.
(8)	Includes 90,671 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2005.
(9)	Includes 200,174 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2005.
(10)	Includes 92,979 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2005.
(11)	Includes 381,313 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2005.
(12)	Includes 14,562 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2005.
(13)	Based solely on a Form 13G filed by FMR Corp. on July 11, 2005.
(14)	Based solely on a Form 13G/A filed by Wellington Management Company, LLP on February 14, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file, with the SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended June 30, 2005, all officers, Directors and greater than ten percent beneficial owners complied with applicable Section 16(a) filing requirements, except that Joshua A. Pace sold 3,399 shares of the Company on May 16, 2005, for which a corrective filing was made on May 25, 2005.

MANAGEMENT

Executive Officers

The Company’s executive officers and their ages, as of October 14, 2005, are as follows:

Name	Age	Position
David C. Peterschmidt	58	President, Chief Executive Officer and Director
Harold L. Covert, Jr.	57	Executive Vice President and Chief Financial Officer
Steve Peters	45	Executive Vice President and Chief Administrative Officer
Allen E. Snyder	51	Executive Vice President and Chief Operating Officer
David Whalen	45	Senior Vice President, Worldwide Sales

The address of each executive officer is: c/o Openwave Systems Inc., 2100 Seaport Boulevard, Redwood City, CA 94063.

For the biographical summary of David C. Peterschmidt, see “Election of Directors.”

Harold (Hal) L. Covert, Jr. has served as Chief Financial Officer of the Company since October 1, 2005. Mr. Covert previously served as an independent Director, Chairman of the Audit Committee and member of the Nominating & Corporate Governance Committee of the Company from April 2003 to September 2005. Prior to his appointment as Chief Financial Officer of the Company, Mr. Covert served as Chief Financial Officer of Fortinet, Inc., a security software company, from December 2003 to September 2005 and as Chief Financial Officer of Extreme Networks, Inc., a network infrastructure equipment provider, from July 2001 to October 2003, where he remained in a consulting capacity until March 2004. At Extreme Networks, Mr. Covert was responsible for management of its financial operations and information technology systems. Mr. Covert held the positions of President and Chief Financial Officer at Silicon Graphics, Inc. from May 2001 to July 2001 and prior to that, he served as Chief Financial Officer from July 2000. Prior to joining Silicon Graphics, Inc., Mr. Covert served as Executive Vice President and Chief Financial Officer at Adobe Systems, Inc. from 1998 to 2000. Mr. Covert holds a MBA from Cleveland State University, a BS in Business Administration from Lake Erie College and is a Certified Public Accountant.

Steve Peters has served as Executive Vice President, Chief Administrative Officer since October 2004. Previously, Mr. Peters had been Senior Vice President, Chief Administrative and Legal Officer since April 2003 and prior to that, was Vice President and General Counsel of the Company from February 1999. Before joining the Company, from June 1997 to July 1998, he served as Vice President of Business Development at Baan Company N.V., currently a division of Invensys PLC. Prior to joining Baan, Mr. Peters spent nine years at Adobe Systems Inc. in a variety of roles, including Associate General Counsel and later Director of Business Development. As Director of Business Development at Adobe, Mr. Peters assisted in managing Adobe venture capital investments, strategic business planning and managed mergers and acquisitions for the Graphics Division. Mr. Peters was also a co-founder of 2 Entre Computer Franchises. Mr. Peters holds a JD from Stanford University, attended Universite de tours, Tours, France on a Rotary Fellowship and has a BA, summa cum laude, in American Studies from University of Southern Mississippi Honors College.

Allen E. Snyder has served as the Company’s Chief Operations Officer since August 2005. Previously Mr. Snyder served as Executive Vice President, Server Business, from October 2004, as Senior Vice President, Worldwide Customer Operations of the Company from October 2002 to October 2004, and as Senior Vice President, Customer Advocacy of the Company from December 2000 to October 2002. Before joining the Company, Mr. Snyder worked at

Oracle Corporation, a large enterprise software company, where he served as Vice President, Oracle Support Services, Americas from 1997 until he was promoted to Senior Vice President in 1999. Prior to joining Oracle, Mr. Snyder was Vice President of Operations, Worldwide Services at Digital Equipment Corporation. Mr. Snyder has twenty-eight years of experience in the high-tech industry, including twenty-two years of management leadership in product sales, customer service, software support, and professional services. Mr. Snyder completed the United States Air Force’s combined Electrical Engineering and Computer Technologies program and is a graduate of Northeastern University’s Executive Management Development Program.

David Whalen was promoted to Senior Vice President of Worldwide Sales in October 2005. Previously, Mr. Whalen had been Vice President and General Manager of the Company’s business operations in the Americas since September 2003. Before joining the Company, he served as Corporate Vice President of Global Sales and Marketing at Kyocera Wireless Corp. from September 2000 to August 2003. From June 2001 to August 2002, Mr. Whalen served as Senior Vice President of Worldwide Sales and Marketing for Signalsoft Corporation, a subsidiary of the Company. Prior to this, he served as Senior Vice President of Global Sales and Services at Wireless Knowledge Inc. from November 1998 to June 2001. Mr. Whalen earned his BA in Sociology at Ithaca College, and, while serving in the U.S. Army, he completed coursework toward a MBA at Boston University’s campus in Munich, Germany. Mr. Whalen is a member of the Board of Directors of the Center for Telecom Management (CTM) at the University of Southern California’s Marshall School of Business.

Compensation of Executive Officers

Summary Compensation Table

The following table provides information for the fiscal years ended June 30, 2005, 2004 and 2003 concerning compensation of the Company’s Chief Executive Officer, its former Chief Executive Officer and four most highly compensated executive officers for the last fiscal year. These officers, including the Chief Executive Officer, are referred to as the named executive officers.

		Annual Compensation				Long-Term Compensation			All Other Compensation(1) ($)
	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Awards
Name and Principal Position						Restricted Stock Award(s) ($)		Securities Underlying Options (#)
David C. Peterschmidt(2) President and Chief Executive Officer	2005 2004 2003	331,730 — —	291,750 — —		— — —	2,997,500 — —	(3)	500,000 — —	180 — —

Donald J. Listwin(4) Formerly Chief Executive Officer	2005 2004 2003	110,044 233,334 329,615	— 700,000 750,000		— — —	— 609,573 879,996	(5) (6)	— 133,333 1,766,666	101 337 540

Joshua A. Pace(7) Formerly Senior Vice President and Chief Financial Officer	2005 2004 2003	294,378 240,000 207,128	107,088 200,000 111,867		— — —	1,620,700 118,148 124,500	(8) (9) (10)	200,000 57,331 15,250	484 464 392

Steve Peters Executive Vice President, Chief Administrative Officer	2005 2004 2003	293,750 272,250 265,549	151,530 — 286,000		— — —	1,504,000 236,323 331,997	(11) (12) (13)	200,000 84,830 98,333	810 675 540

Allen E. Snyder Chief Operating Officer	2005 2004 2003	340,000 310,000 301,250	494,825 553,732 534,501	(14)	— — —	1,629,600 472,648 186,000	(15) (16) (17)	200,000 164,164 316,665	1,242 1,026 810

Simon Wilkinson(18) Senior Vice President, Global Sales Organization	2005 2004 2003	244,496 — —	315,504 — —	(19)	— — —	963,000 — —	(20)	175,000 — —	— — —

(1)	Consists solely of life insurance premiums paid by the Company.
(2)	Mr. Peterschmidt commenced employment as the Company’s President and Chief Executive Officer in November 2004.
(3)	Consists of one grant of 250,000 shares of the Company’s common stock at a fair market value of $11.99 on the date of grant. These shares of restricted stock vest at the rate of 25% per year over the next four years. Mr. Peterschmidt held a total of 250,000 unvested shares of restricted stock with an aggregate value of $2,756,873 as of June 30, 2005. As the holder of restricted common stock, Mr. Peterschmidt will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.

(4)	Mr. Listwin resigned as the Company’s President and Chief Executive Officer in November 2004.
(5)	Consists of two grants of 20,833 shares each of the Company’s common stock at a fair market value of $13.68 and $15.58, respectively, per share. These shares of restricted stock vest at the rate of 1/36th monthly, commencing one month from the vesting commencement date of October 20, 2003 and January 28, 2004, respectively.
(6)	Consists of a grant of 166,666 shares of the Company’s common stock at a fair market value of $5.28 per share. These shares of restricted stock vest at the rate of 1/36th monthly, commencing one month from the vesting commencement date of December 20, 2002.
(7)	Mr. Pace resigned as the Company’s Chief Financial Officer in September 2005.
(8)	Consists of two grants; the first for 35,000 shares of the Company’s common stock at a fair market value of $10.42 on the date of grant and the second for 100,000 shares of the Company’s common stock at a fair market value of $12.56 on the date of grant. 729 shares of the first grant of restricted stock vests on August 1, 2004, with the remainder to vest quarterly over a two-year period and the second grant of restricted stock vests in equal quarterly installments over a two-year period commencing on February 15, 2005. Mr. Pace held a total of 112,971 unvested shares of restricted stock with an aggregate value of $1,852,724 as of June 30, 2005. As the holder of restricted common stock, Mr. Pace will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.
(9)	Consists of two grants of 4,166 shares each of the Company’s common stock at the fair market value of $12.66 and $15.70, respectively, per share. These shares of restricted stock vest at the rate of 1/36 th monthly, commencing one month from the vesting commencement date of October 27, 2003 and January 27, 2004, respectively.
(10)	Consists of a grant of 25,000 shares of the Company’s common stock at a fair market value of $4.98 per share. These shares of restricted stock vested 50% on April 29, 2004, and the remaining 50% vest monthly over the next year commencing on May 29, 2004.
(11)	Consists of one grant of 160,000 shares of the Company’s common stock at a fair market value of $9.40 on the date of grant. These shares of restricted stock vest at the rate of 25% per year over a four-year period commencing on August 30, 2004. Mr. Peters held a total of 168,102 unvested shares of restricted stock with an aggregate value of $2,756,873 as of June 30, 2005. As the holder of restricted common stock, Mr. Peters will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.
(12)	Consists of two grants of 8,333 shares each, of the Company’s common stock at the fair market value of $12.66 and $15.70, respectively, per share. These shares of restricted stock vest at the rate of 1/36 th monthly, commencing one month from the vesting commencement date of October 27, 2003 and January 27, 2004, respectively.
(13)	Consists of one grant of 66,666 shares of the Company’s common stock at a fair market value of $4.98 on the date of grant. These shares of restricted stock vested 50% on April 29, 2004 and the remaining 50% vest monthly over the next year commencing on May 29, 2004.
(14)	Consists of $290,599 in commissions and $204,226 in bonuses under the Corporate Incentive Plan.
(15)

Consists of two grants; the first for 160,000 shares of the Company’s common stock at a fair market value of $9.40 on the date of grant and the second for 10,000 shares of the Company’s common stock at a fair market value of $12.56 on the date of grant. The first grant of restricted stock vests at the rate of 25% per year over a four-year period commencing on August 30, 2004 and the second grant of restricted stock vests at the rate of 25% per year over a four-year period commencing on February 15, 2005. Mr. Snyder held a total of 186,204 unvested shares of restricted stock with an aggregate value of $3,053,746 as of June 30, 2005. As the holder of restricted common stock, Mr. Snyder will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.
(16)	Consists of two grants of 16,666 shares each of the Company’s common stock at the fair market value of $12.66 and $15.70, respectively, per share. These shares of restricted stock vest at the rate of 1/36 th monthly, commencing one month from the vesting commencement date of October 27, 2003 and January 27, 2004, respectively.
(17)	Consists of a grant of 100,000 shares of common stock at a fair market value of $1.86 per share. These shares of restricted stock vested 100% on October 1, 2003.
(18)	Mr. Wilkinson became an employee of the Company upon the closing of the Company’s acquisition of Magic4 Limited in July 2004, and served as Senior Vice President, Global Sales Organization until October 2005, when he transitioned to a new role for the Company in which he will manage integration planning for the Company’s pending acquisition of Musiwave, S.A.
(19)	Consists of $148,190 in commissions and $167,314 in bonuses under the Company’s Corporate Incentive Plan.
(20)	Consists of one grant of 75,000 shares of the Company’s common stock at a fair market value of $12.84 on the date of grant. These shares of restricted stock vest at the rate of 25% per year over the next four years. Mr. Wilkinson held a total of 75,000 unvested shares of restricted stock with an aggregate value of $1,230,000 as of June 30, 2005. As the holder of restricted common stock, Mr. Wilkinson will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Board of Directors.

Option Grants In Last Fiscal Year

The following table provides information concerning grants of options to purchase the Company’s common stock made during the fiscal year ended June 30, 2005 to the named executive officers. All of the stock option grants to the named executive officers were made pursuant to the Company’s 1995 or 1996 Stock Option Plan, except for Mr. Wilkinson’s 25,000 share option grant, which was made pursuant to the terms of the Company’s 2001 Stock Compensation Plan.

The potential realizable values are net of exercise price and are based on an assumption that the price of the Company’s common stock will appreciate at the compounded annual rate shown from the date of grant until the end of the option term, which is generally ten years from the date of grant. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws, option provisions that require vesting prior to exercise or option provisions that require termination of the option generally three months following termination of employment. These amounts or the assumed annual rates of return are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth of the shares of the Company’s common stock. Actual gains, if any, on stock option exercises depend upon the actual future performance of the common shares and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be realized.

	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year (%)(1)	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Name						5%	10%
David C. Peterschmidt	500,000	(2)	9.30	11.99	11/02/14	3,770,223	9,554,486
Donald J. Listwin	—		—	—	—	—	—
Joshua A. Pace	200,000	(3)	3.72	12.56	03/07/15	1,579,783	4,003,481
Steve Peters	200,000	(4)	3.72	9.40	10/04/14	1,182,322	2,996,236
Al Snyder	200,000	(4)	3.72	9.40	10/04/14	1,182,322	2,996,236
Simon Wilkinson	150,000	(5)	2.79	12.84	01/21/15	1,211,251	3,069,548
	25,000	(6)	.46	8.87	08/13/14	139,457	353,412

(1)	Shares underlying total options granted to employees totaled approximately 5.4 million shares for the fiscal year ended June 30, 2005.
(2)	These option shares vest and become exercisable as to 25% on the first anniversary and the remainder at the rate of 1/36th monthly over the following three years.
(3)	These option shares vest and become exercisable at the rate of 1/36th monthly commencing one month from the vesting commencement date of February 15, 2005.
(4)	These option shares vest and become exercisable at the rate of 1/36th monthly commencing one month from the vesting commencement date of August 30, 2004.
(5)	These option shares vest and become exercisable at the rate of 1/48th monthly commencing one month from the vesting commencement date of January 21, 2005.
(6)	These option shares vest and become exercisable as to 25% on the first anniversary and the remainder at the rate of 1/24th monthly over the following two years.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table describes, for the named executive officers, the number and value of exercisable and unexercisable options held by each of them as of June 30, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options Held At Fiscal Year-End (#)		Value of Unexercised In-The- Money Options at Fiscal Year- End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David C. Peterschmidt	—	—	0	500,000	0	2,205,000
Donald J. Listwin	110,417	599,565	44,443	77,780	120,885	211,562
Joshua A. Pace	—	—	60,224	205,579	299,028	799,287
Steve Peters	—	—	217,362	190,974	1,933,914	1,206,525
Allen E. Snyder	60,000	720,448	400,943	219,886	4,296,675	1,412,442
Simon Wilkinson	—	—	15,625	159,375	55,625	666,625

The “Value of Unexercised In-the-Money Options at Fiscal Year-End” is based on a value of $16.40 per share, the fair market value of the Company’s common stock as of June 30, 2005, as determined based upon the closing price of the Company’s common stock on NASDAQ, less the per share exercise price, multiplied by the number of shares underlying the option. Except for one grant to Mr. Wilkinson, all options listed above were granted under the Company’s 1995 or 1996 Stock Plan, which plans were approved by the Company’s stockholders.

Employment Agreements and Termination of Employment and Change of Control Agreements with Named Executive Officers

The Company has entered into employment agreements with each of its named executive officers. The employment of each named executive officer may be terminated at any time at the discretion of the Company’s Board of Directors, subject, however, to certain severance obligations described below.

Mr. Peterschmidt and the Company entered into an employment agreement on November 1, 2004. Under this agreement, which became effective on or about November 5, 2004, Mr. Peterschmidt will serve as the Company’s President and Chief Executive Officer and is entitled to receive (1) an annual base salary of $500,000, (2) effective January 1, 2005, a semi-annual incentive cash compensation award equal to 50% of his annual base salary if he achieves the performance targets established by the Compensation Committee, (3) a stock option to purchase 500,000 shares of the Company’s common stock (with 25% vesting on the first anniversary of the commencement of his employment and the remaining 75% vesting over the subsequent three years in equal monthly installments), and (4) a restricted stock bonus of 250,000 shares of the Company’s common stock (with equal annual installments of vesting over four years from his commencement of employment). The vesting of both the options and the restricted stock is contingent upon continued employment until the applicable vesting date. Mr. Peterschmidt’s actual incentive cash compensation may vary and shall be determined based upon a combination of the Company’s achievement level against financial and other performance objectives and his individual performance. Mr. Peterschmidt was also entitled to receive an additional bonus equal to two months of base salary (or $83,333) upon the completion of eight months of employment with the Company.

If Mr. Peterschmidt is terminated by the Company without cause, then in consideration for a release of claims and an agreement not to compete with the Company, he shall receive severance in the amount of one year of base salary and target bonus as well as vesting of an additional 62,500 shares of the Company’s common stock under his restricted stock bonus, if that stock award is not fully vested at the time of termination.

Mr. Snyder and the Company entered into an amended and restated employment agreement on October 4, 2004. Under this agreement, Mr. Snyder agreed to serve as Executive Vice President, Server Business and to receive the following: (1) an annual base salary of $350,000 and (2) for the quarter ending December 31, 2004, eligibility for a quarterly incentive cash compensation award targeted at 25% of his annual base salary (i.e., $87,500); and thereafter, for each six-month period, an incentive cash compensation award targeted at 50% of his annual base salary (i.e., $175,000 for each six-month period, at his current base salary). His actual incentive compensation may vary and shall be determined based upon a combination of the Company’s achievement level against financial and other performance objectives and his individual performance. In addition, Mr. Snyder received (1) an option to purchase 200,000 shares of the Company’s common stock, which vests over a three-year period, and (2) a restricted stock award of 160,000 shares, which vests over a four-year period. The vesting of both the options and the restricted stock is contingent upon continued employment until the applicable vesting date. Mr. Snyder was also eligible to receive up to five additional restricted stock awards of 10,000 shares each based upon achievement of specific sales objectives established by the Compensation Committee, with each such additional award vesting over four years of continued employment after the date of grant. Mr. Snyder received one such award of 10,000 shares and is no longer eligible for the remaining four awards. If Mr. Snyder’s employment is terminated without cause, the next 40,000 shares under the 160,000 share restricted stock award due to vest within the next twelve months and the next 2,500 shares under the 10,000 share additional award due to vest within the next twelve months shall accelerate and vest automatically upon termination of employment. Mr. Snyder is entitled to a severance payment of: twelve months of base salary plus target incentive compensation and twelve months health insurance coverage if his employment is terminated other than for cause on or prior to October 1, 2008.

Mr. Peters and the Company entered into an amended and restated employment agreement on October 4, 2004. Under this agreement, Mr. Peters agreed to serve as Executive Vice President and Chief Administrative Officer and is entitled to receive the following: (1) an annual base salary of $300,000 and (2) for the quarter ending December 31, 2004, eligibility for a quarterly incentive cash compensation award targeted at 15% of his annual base salary (i.e., $45,000); and, thereafter for each six-month period, an incentive cash compensation award targeted at 30% of his annual base salary (i.e., $90,000 for each six-month period, at his current base salary). His actual incentive compensation may vary and shall be determined based upon a combination of the Company’s achievement level against financial and other performance objectives and his individual performance. In addition, Mr. Peters received (1) an option to purchase 200,000 shares of the Company’s common stock, which vests over a three-year period, and (2) a restricted stock award of 160,000 shares of the Company’s common stock, which vests over a four-year period. The vesting of both the options and the restricted stock is contingent upon continued employment until the applicable vesting date. If Mr. Peters’ employment is terminated without cause then the next 40,000 shares under the restricted stock award due to vest within the next twelve months, if any, shall accelerate and vest automatically upon termination of employment.

Mr. Wilkinson and the Company entered into an amendment to his employment agreement on January 25, 2005. Under this agreement, Mr. Wilkinson agreed to serve as Senior Vice President and General Manager, Client Business and is entitled to receive the following: (1) an annual base salary of £156,757 (if Mr. Wilkinson relocates to the United States from the United Kingdom, his annual base salary shall be $290,000) and (2) eligibility for semi-annual incentive cash compensation targeted at 50% of his annual base salary (i.e., approximately £78,378 for each six-month period at his current annual base salary). In addition, Mr. Wilkinson received (1) an option to purchase 150,000 shares of the Company’s common stock, which vests over a four-year period, and (2) a restricted stock award of 75,000 shares of the Company’s common stock, which vests in equal annual installments over a four-year period. The vesting of both the options and the restricted stock is contingent upon continued employment until the applicable vesting date. If Mr. Wilkinson’s employment is terminated by the Company without providing at least three month’s advance written notice, unless Mr. Wilkinson has engaged in gross misconduct or repeated acts of serious misconduct, then the Company shall provide Mr. Wilkinson with the salary and benefits that he would otherwise have become entitled to receive during that three-month period.

Mr. Pace and the Company entered into an amendment to his employment agreement on March 7, 2005. Under that agreement, Mr. Pace agreed to continue to serve as Senior Vice President and Chief Financial Officer and was entitled to receive the following: (1) an annual base salary of $330,000 and (2) eligibility for a semi-annual incentive cash bonus targeted at 60% of his annual base salary (i.e., $99,000 for each six-month period at that annual base salary). His actual incentive compensation was variable, determined based upon a combination of the Company’s achievement level against financial and other performance objectives and his individual performance. In addition, Mr. Pace became eligible to receive a one-time bonus in the amount of $150,000 on October 1, 2005 conditioned upon the achievement of certain staffing goals and compliance goals relating to the internal controls requirements of the Sarbanes-Oxley Act of 2002. In addition, Mr. Pace received (1) an option to purchase 200,000 shares of the Company’s common stock, vesting over a three-year period, and (2) a restricted stock award of 100,000 shares of the Company’s common stock, vesting over a two-year period. The vesting of both the options and the restricted stock was contingent upon continued employment until the applicable vesting date. If Mr. Pace’s employment was terminated without cause at any time prior to October 1, 2008, then in consideration for his release of claims and his agreement not to compete with the Company, he would become eligible to receive twelve months of annual base salary and target incentive cash bonus paid over the following twelve months in accordance with the Company’s regular payroll periods.

Mr. Pace subsequently resigned as the Company’s Chief Financial Officer effective September 30, 2005 and entered into an Employment Transition & Release Agreement effective as of September 12, 2005. Under the terms of that agreement, Mr. Pace will continue to serve as a full-time employee advisor through December 31, 2005, receiving his current base salary and benefits as well as continuing to be eligible to receive incentive cash compensation based on the Company’s and his individual performance. The Company also agreed to pay Mr. Pace the $150,000 one-time bonus described in the preceding paragraph. During calendar year 2006, Mr. Pace will serve as an employee advisor on a part-time basis and will receive the following: (1) a base salary of $27,500 per month, (2) an incentive bonus equal to 60% of his base salary, payable regardless of the Company’s performance, and (3) any benefits available to part-time employees. Mr. Pace will continue to vest in his outstanding stock options and restricted stock awards through the end of 2006. If Mr. Pace’s employment during this transition period is terminated by the Company without cause, Mr. Pace shall be entitled to receive his base salary and specified benefits through December 31, 2006 and shall become vested in the portion of his outstanding stock awards that would have otherwise vested on or before December 31, 2006 had his employment continued to that date. In consideration for these commitments of the Company, Mr. Pace has executed a release of claims and has agreed not to compete with the Company.

As described below, “change of control” agreements are currently in effect between the Company and the following named executive officers: Messrs. Peterschmidt, Snyder and Peters. The Company terminated its obligations under the “change of control” agreement with Mr. Pace when it entered into the employment transition agreement with him in September 2005.

For purposes of each of these agreements, “change of control” means any of the following: (i) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related person that will continue the business of the Company in the future, (ii) a merger or consolidation involving the Company in which the voting securities of the Company owned by the stockholders of the Company immediately prior to such merger or consolidation does not represent more than 50% of the total voting power of the surviving controlling entity outstanding immediately after such merger or consideration and (iii) the direct or indirect acquisition of beneficial ownership of at least 50% of the voting securities of the Company by a person or group of related persons, provided that “person or group of related persons” shall not include the Company, a subsidiary of the Company, or an employee benefit plan sponsored by the Company or a subsidiary of the Company.

Messrs. Peterschmidt, Snyder and Peters are each party to the Company’s standard executive officer severance and change of control agreement. This agreement provides that 50% of the applicable employee’s then unvested options and shares of restricted stock will vest upon a change of control, and that, if his employment is terminated (other than as a result of death or disability) either by the Company without cause or as a result of an “involuntary termination” (described below) within the period commencing two months preceding the change of control and ending twenty-four months following the change of control, any remaining unvested options and shares of restricted stock shall vest, any loan obligations to the Company shall be forgiven, and he shall receive severance payments equal to one year of base salary. For purposes of these agreements, “involuntary termination” means the employee’s resignation from the Company within three months of the occurrence of any of the following events: (i) the significant reduction of the employee duties, authority, job title or reporting relationships, (ii) a substantial reduction, without good business reasons, of the facilities and perquisites available to the employee, (iii) a reduction by the Company in the base salary of the employee, (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, (v) the relocation of the employee to a facility or a location more than twenty-five miles from the employee’s then present location; (vi) the failure of the Company to obtain the assumption of this agreement by any successors, (vii) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the employee and (viii) a significant adverse change to the employee’s title and reporting structure. Any benefits payable under this policy are coordinated with any similar benefits payable under any other agreement, plan, or arrangement and therefore payments under this plan shall be reduced on a dollar for dollar basis to the extent like-kind benefits are paid or payable under a separate agreement, plan, or arrangement. In the event that any of the payments made to an executive officer under this agreement constitute “parachute payments” within the meaning of Section 280G of the Tax Code, the officer will be entitled to receive the severance pay and benefits described above in full and shall receive an additional lump sum cash payment that is sufficient, after taking into account all applicable taxes, to cover all excise taxes imposed by Sections 280G and 4999 of the Tax Code.

Messrs. Peterschmidt, Snyder and Peters are also covered as beneficiaries under an Executive Severance Plan that provides that any such executive who is terminated without cause shall receive severance payments equal to six months base salary and six months COBRA health insurance payments. This plan was amended by the Board of Directors on December 15, 2004 to shorten the relevant benefit periods from twelve months to six months and to exclude employees terminated for unsatisfactory job performance from eligibility for benefits under this plan. Any benefits payable to an employee under this policy are coordinated with any similar benefits payable under any other agreement, plan, or arrangement (including the change of control agreement described above) and therefore payments under the Executive Severance Plan shall be reduced on a dollar for dollar basis to the extent like-kind benefits are paid or payable under a separate agreement, plan, or arrangement. The Company terminated its obligations to Mr. Pace under this plan when it entered into the employment transition agreement with him in September 2005.

Mr. Listwin, the Company’s former Chief Executive Officer, and the Company entered into an amended and restated employment agreement in February 2003, which was amended further in February 2004. Under this agreement, as amended, Mr. Listwin (1) was entitled to an annual base salary of $400,000, which Mr. Listwin voluntarily reduced to $1 per year beginning in February 2004 until such time as the Company achieved an agreed upon level of profitability, and (2) as part of the Company’s Corporate Incentive Plan, was eligible to earn annual incentive compensation targeted at 85% of his base salary (determined without regard to his voluntary reduction in his base salary), with actual incentive compensation determined to be below, at, or above target, in accordance with his and the Company’s achievement level against financial and other performance objectives established by the Compensation Committee.

On November 4, 2004, the Company announced Mr. Listwin’s resignation as Chief Executive Officer of the Company, effective on or about November 5, 2004. Mr. Listwin remained as an employee advisor to Mr. Peterschmidt through December 31, 2004. Since the Company achieved the agreed upon level of profitability for the quarter ended September 30, 2004, Mr. Listwin’s base salary was returned to $400,000 per year effective as of October 1, 2004 through the end of the calendar year. Mr. Listwin was not eligible for any incentive cash compensation. Mr. Listwin was eligible for those standard employee benefits generally available to employees of the Company. Since Mr. Listwin continued to serve as a Director of the Company, based upon the terms of the applicable stock option agreements, he continued to vest in his outstanding stock awards.

Limitation of Liability and Indemnification

The Company’s certificate of incorporation includes provisions that eliminate the personal liability of its Directors for monetary damages for breach of fiduciary duty as a Director, except for liability:

•	for any breach of the Director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or unlawful stock purchase or redemption); or

•	for any transaction from which the Director derives an improper personal benefit.

The Company’s certificate of incorporation and bylaws further provide for the indemnification of its Directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Company under the foregoing provisions, or otherwise. The Company has been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act may be against public policy as expressed in the Securities Act and may be unenforceable. The Company has entered into agreements to indemnify its Directors and executive officers in addition to the indemnification provided for in the Company’s charter and bylaws. These agreements, among other things, provide for indemnification of its Directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a Director or executive officer or at its request. The Company believes that these provisions and agreements are necessary to attract and retain qualified people as Directors and executive officers.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2005 were Bernard Puckett, Kenneth D. Denman and Bo C. Hedfors. None of the members of the Compensation Committee during fiscal year 2005 (i) was an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors administers the Company’s executive compensation programs. The Compensation Committee is currently composed entirely of non-employee Directors who are independent, as determined by the Board, within the meaning of the listing standards of The NASDAQ Stock Market and regulations issued by the Internal Revenue Service and the Securities and Exchange Commission. The Compensation Committee is responsible for reviewing and approving all aspects of compensation (base salary, variable pay and long-term incentives) for the Chief Executive Officer (“CEO”) and the other senior executives of the Company, including the executives named in the compensation tables.

The Compensation Committee met eight times and also acted by unanimous written consent on four occasions during fiscal year 2005. All Compensation Committee members are actively engaged in the review of matters presented. The Compensation Committee has access to the services of independent compensation consultants and other experts for survey data and other information as it deems appropriate. During fiscal year 2005, the Company utilized such services from time to time to assist with the design of the executive compensation program and to calibrate the program to Company performance and the competitive market.

Compensation Philosophy:

The Company operates in a competitive, dynamic and challenging industry. The Compensation Committee believes that the compensation programs for executive officers should be designed to: (a) attract and retain executive officers who possess the high-quality skills and talent necessary to achieve the Company’s business objectives, and (b) motivate executive officers to achieve these objectives. The principles that are the foundation of the Company’s executive compensation philosophy are:

•	Pay competitively, with compensation set at levels that will attract and retain key employees;

•	Strengthen the relationship between executive pay and stockholder value;

•	Align the financial interests of executive officers with the performance of the Company through the use of equity incentive compensation; and

•	Motivate executive officers to achieve business and strategic objectives by paying for achievement of the Company’s financial and operating performance and individual strategic goals.

Components of Executive Compensation:

Base Salary

Base salary for each of the Company’s executive officers is determined based upon an evaluation of the officer’s responsibilities, an assessment of the officer’s performance, and market comparisons from regularly scheduled compensation surveys. Base salary for each executive officer is reviewed no less frequently than on an annual basis and may be adjusted based upon a number of factors, including the executive’s performance and achievement, changes in the external market, and the executive’s contributions to meeting corporate and strategic performance goals.

As part of the Committee’s evaluation made in fiscal year 2005, which was made in connection with the hiring of Mr. Peterschmidt to serve as the Company’s Chief Executive Officer, adjustments were made to the base salary of certain executive officers of the Company, including Messrs. Snyder, Peters, Wilkinson and Pace. The Compensation Committee concluded that these adjustments were appropriate in order to respond to the stronger demand in the external market for executives than in previous years, the improvement in the Company’s financial performance, and the fact that the Company’s cost control efforts had resulted in no increases in the base salary of any of the then named executive officers in the previous fiscal year.

Short-term Bonus/Variable Pay

The Company’s short-term bonus/variable pay programs are designed to provide for incentive awards, expressed as a percentage of base salary, based on achievement of corporate and individual performance goals. Sales executives and non-executive employees, as well as other employees whose positions are focused on revenue generation, are generally eligible for payments that are tied to achievement of sales or revenue goals under a variable pay plan. Other executives and non-executive employees are eligible for payments under a Corporate Incentive Plan that is tied to achievement of Company financial performance goals. The Company’s Corporate Incentive Plan was suspended for all of fiscal year 2004 and for the first half of fiscal year 2005 while the Company strove for profitability. The Corporate Incentive Plan was reinstated for the period commencing January 1, 2005. Five of the named executive officers were participants in variable pay plans and received payouts under the applicable plans during fiscal year 2005.

Long-Term Incentives

The Company’s stock compensation plans have been established to provide selected employees of the Company with incentives to help align those employees’ interests with the interests of stockholders. The Compensation Committee believes in the current environment that a mixture of stock options and restricted stock offers the best approach to achieving the Compensation Committee’s goals of retaining executives and aligning their interests with stockholders under a range of different possible investment and industry scenarios. The Compensation Committee generally awards stock options, and when it deems it advisable, restricted stock, to executives once a year. These grants generally occur during the period from October through December.

Stock Options

Stock options have been a major component of the Company’s compensation package for most employees since shortly after the Company’s formation. Stock option grants are made to certain employees at the commencement of their employment and, occasionally, following a significant change in job responsibilities or to meet other special retention or performance objectives. Periodic grants of stock options are generally made annually to eligible employees. In fiscal year 2005, all named executive officers were granted an award of stock options. The Compensation Committee determines actual awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. Stock options granted by the Company generally have an exercise price equal to the fair market value of the Company’s common stock on the day of grant, typically vest based upon continued employment on a pro-rata basis over a three- or four-year period, and generally expire ten years after the date of grant.

Restricted Stock

The Company selectively uses restricted stock awards to retain and provide incentives to its executive officers. Generally the Company does not utilize such awards for most other employees. Typically, the Compensation Committee considers executive officers and other key employees for restricted stock awards after the Compensation Committee completes its review and assessment of the performance of the Company’s executive officers. Occasionally, however, restricted stock awards are made at a different time due to changes in job responsibilities or to meet other retention or performance objectives. In fiscal year 2005, all named executive officers were granted restricted stock awards that vest based upon continued employment over a two-to four-year period.

Benefits

The Company’s global benefits philosophy is that health and welfare benefits should provide employees with protection from catastrophic events and should be competitive in local markets. Other benefits, such as retirement benefits, should be competitive in local markets. Executive officers participate in the same benefit programs available to all employees.

Corporate Tax Deduction on Compensation for Certain Executive Officers:

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility of certain compensation exceeding $1 million per year paid to the Company’s Chief Executive Officer and its four other highest paid officers in office at fiscal year end. Pursuant to regulations issued by the Internal Revenue Service, certain types of compensation may be paid without regard to this $1 million limit and still comply with Section 162(m) if they meet the requirements for “performance-based” compensation. Among the requirements for “performance-based” compensation are payment in accordance with pre-established performance goals and stockholder approval of the material terms of such awards prior to payment. The Compensation Committee’s policy is to structure the compensation of its top executives, to the extent practical, so that none of their compensation becomes non-deductible under Section 162(m). However, the Company has awarded restricted stock grants to its executive officers that are earned through completion of years of continued service with the Company rather than the achievement of performance goals. In addition, the Company has not submitted its cash bonus arrangements with its senior executive officers for stockholder approval. As a result, Section 162(m) may limit the amount of compensation that the Company will be able to deduct in connection with its awards of restricted stock and the payment of cash bonuses to its senior executive officers.

Chief Executive Officer Compensation:

The Compensation Committee reviewed and approved the total compensation package offered to and accepted by Mr. Peterschmidt, which is reflected in his employment agreement with the Company entered into on November 1, 2004. The Compensation Committee performed such review in accordance with the principles of the Company’s compensation philosophy and its total compensation program described above. Information considered by the Compensation Committee included competitive compensation data and Mr. Peterschmidt’s successful track record as an executive officer of other technology companies, including his service as Chief Executive Officer and Chairman of Securify, Inc. and Inktomi, Inc. The Compensation Committee determined that the total compensation package offered to Mr. Peterschmidt was appropriate under prevailing market conditions and that a package of materially lesser value would have been insufficient to secure Mr. Peterschmidt’s services.

Base Pay

Pursuant to his employment agreement with the Company, Mr. Peterschmidt’s base annual salary is $500,000.

Short-Term Bonus/Variable Pay

Pursuant to his employment agreement with the Company, Mr. Peterschmidt received a bonus equal to two months of base salary ($83,333) in July 2005, which bonus was conditioned upon eight months of employment with the Company.

Commencing January 1, 2005, Mr. Peterschmidt, pursuant to his employment agreement with the Company, became eligible for a semi-annual incentive cash compensation award under the Company’s Corporate Incentive Plan targeted at 100% of his base salary earned over the six-month performance period (i.e., $250,000 for each six-month period, at his starting base salary). His actual incentive compensation is determined based upon a combination of the Company’s achievement level against financial and other performance objectives established by the Compensation Committee and the Compensation Committee’s assessment of his individual performance, and may result in a payment that is below, at, or above target. For the first six months of Mr. Peterschmidt’s participation in the Corporate Incentive Plan, an incentive compensation award of at least the target amount was guaranteed (subject to his continued service as Chief Executive Officer). Since the Company’s performance exceeded the target objectives, Mr. Peterschmidt received payments under the Corporate Incentive Plan during fiscal year 2005 of $291,750, which exceeded the amount that had been guaranteed.

Long-Term Incentives

Pursuant to Mr. Peterschmidt’s employment agreement with the Company, upon the commencement of Mr. Peterschmidt’s employment the Compensation Committee granted Mr. Peterschmidt (1) an option to acquire 500,000 shares of the Company’s common stock and (2) a restricted stock award of 250,000 shares of the Company’s common stock.

The Compensation Committee

Bernard Puckett,

Bo C. Hedfors and Kenneth D. Denman

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee is currently comprised of three outside Directors, all of whom are independent under Rule 10A-3 of the Securities Exchange Act and Rule 4200(a)(15) of the NASDAQ listing standards. In October 2003, the Audit Committee adopted a revised charter, which sets forth the Audit Committee’s duties, responsibilities and authority, a copy which can be found posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2005 and the audit of the effectiveness of the Company’s internal control over financial reporting with management and with the Company’s independent auditors, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statements on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 89 and SAS No. 90 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by professional standards and other regulatory requirements, and has discussed with KPMG LLP, such firm’s independence. The Audit Committee has considered the compatibility of the provision of certain non-audit services with maintaining the auditor’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2005 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the SEC.

Audit Committee

Bernard Puckett, Masood Jabbar and Kenneth D. Denman

PERFORMANCE MEASUREMENT COMPARISON

The following graph compares the cumulative total stockholder return data for the Company’s (formerly named Phone.com) common stock since June 30, 2000, to the cumulative return over such period of (i) The NASDAQ Stock Market (U.S.) Index and (ii) S&P Telecommunications Services Index. The graph assumes that $100 was invested on June 30, 2000 in the common stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the common stock of the Company at the closing price of $84.00 per share and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

	6/30/00	6/29/01	6/28/02	6/30/03	6/30/04	6/30/05
Openwave Systems Inc.	$100.00	$53.28	$8.61	$3.07	$6.50	$8.39
The NASDAQ Stock Market (U.S.) Index	$100.00	$55.52	$37.16	$31.63	$43.07	$43.56
S&P Telecommunications Services Index	$100.00	$70.16	$40.93	$43.37	$46.40	$51.07

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the performance graph contained in this proxy statement, the “Audit Committee Report” and the “Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC.

This proxy statement is sent to you as part of the proxy materials for the 2005 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

By Order of the Board of Directors

Steve Peters

Secretary

October 24, 2005

In some cases, only one Annual Report is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2005, to each stockholder who forwards a written request to: Secretary, Openwave Systems Inc., 2100 Seaport Boulevard, Redwood City, California 94063 to have a copy of the Annual Report delivered. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the Annual Report and who would rather receive a single copy of the Annual Report may instruct the Company by directing their request to the Company in the manner provided above.

APPENDIX A

OPENWAVE SYSTEMS INC.

AMENDED AND RESTATED 1999 DIRECTORS’ EQUITY COMPENSATION PLAN1

as Amended and Restated effective November 22, 2005

Termination Date: November 30, 2014

1. Purposes of the Plan. The purposes of this Openwave Systems Inc. Amended and Restated 1999 Directors’ Equity Compensation Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Award” means an Option, Stock Appreciation Right, Restricted Stock Bonus or Restricted Stock Unit granted under the Plan.

(b) “Award Recipient” means an Outside Director who receives an Award.

(c) “Base Price” means the Fair Market Value of one Share on the date that a Stock Appreciation Right is granted.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means the occurrence of any of the following events:

(i) The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that will continue the business of the Company in the future;

(ii) A merger or consolidation involving the Company in which the voting securities of the Company owned by the stockholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “stockholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation); or

[1]	Formerly known as the Unwired Planet, Inc. 1999 Directors’ Stock Option Plan and as the Openwave Systems Inc. 1999 Directors’ Stock Option Plan. This Plan was updated on June 25, 2001, to reflect the name change of the Company and to reflect the 2-for-1 stock split of the Company’s outstanding common stock effected in November 1999. On October 21, 2003, the Company completed a 1-for-3 reverse stock split of the Company’s outstanding common stock; all share amounts stated in this Plan reflect the October 2003 reverse stock split. Effective as of November 30, 2004 the Plan was amended and restated. The Plan is hereby being amended and restated and renamed, effective as of November 22, 2005, the Openwave Systems Inc. 1999 Directors’ Equity Compensation Plan.

(iii) The direct or indirect acquisition of beneficial ownership of at least fifty percent (50%) of the voting securities of the Company by a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act); provided, that “person or group of related persons” shall not include the Company, a subsidiary of the Company, or an employee benefit plan sponsored by the Company or a subsidiary of the Company (including any trustee of such plan acting as trustee).

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Common Stock” means the Common Stock of the Company.

(h) “Company” means Openwave Systems Inc., a Delaware corporation.

(i) “Continuous Status as a Director” means the absence of any interruption or termination of service as a Director. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

(j) “Corporate Transaction” means a dissolution or liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

(k) “Director” means a member of the Board.

(l) “Employee” means any person, including any officer or Director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means the value of a Share as determined in accordance with Section 8(a) hereof.

(o) “Option” means a stock option granted pursuant to the Plan. All options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

(p) “Optioned Stock” means the Common Stock subject to an Option.

(q) “Optionee” means an Outside Director who receives an Option.

(r) “Outside Director” means a Director who is not an Employee.

(s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Plan” means this Openwave Systems Inc. Amended and Restated 1999 Directors’ Equity Compensation Plan.

(u) “Restricted Stock Bonus” means a grant of Shares not requiring an Outside Director to pay any amount of monetary consideration.

(v) “Restricted Stock Bonus Recipient” means an Outside Director who receives a Restricted Stock Bonus.

(w) “Restricted Stock Unit” means a right to receive an amount of cash and/or Shares, as the case may be, equal to the Fair Market Value of one Share at the time the Restricted Stock Unit vests.

(x) “Restricted Stock Unit Recipient” means an Outside Director who receives a Restricted Stock Unit.

(y) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 hereof.

(z) “Stock Appreciation Right” means the right to receive an amount of cash and/or Shares, as the case may be, equal to the Fair Market Value of one Share on the day the Stock Appreciation Right is redeemed, reduced by the Base Price applicable to such Stock Appreciation Right.

(aa) “Stock Appreciation Right Recipient” means an Outside Director who receives a Stock Appreciation Right.

(bb) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 14 hereof, the maximum aggregate number of Shares that are available for Awards under the Plan is 650,000 Shares (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock. Upon any distribution in respect of Stock Appreciation Rights or Restricted Stock Units, there shall be deemed to have been delivered under this Plan for purposes of this Section 3 the number of Shares covered by the Stock Appreciation Rights or Restricted Stock Units, regardless of whether such distribution was paid in cash or Shares.

If an Award should expire, be cancelled or forfeited or become unexercisable or irredeemable for any reason without Shares being delivered thereunder (or other payment made in lieu thereof) or the Award having been exercised in full, the Shares that were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are retained by the Company upon the vesting, exercise or redemption of an Award in order to satisfy the exercise price for such Award or withholding taxes, if any, due in connection with such vesting, exercise or redemption. For the avoidance of doubt, Shares underlying (i) the unexercised portion of an Option or Stock Appreciation Right and (ii) the unvested portion of a Restricted Stock Bonus or Restricted Stock Unit at the time any such Award terminates in accordance with Sections 10, 11, 12 or 13 hereof, as applicable, shall revert to and again be available for future grant under the Plan, unless the Plan has been terminated. If Shares that were acquired upon exercise of an Option or redemption of a Stock Appreciation Right, or in connection with a Restricted Stock Bonus or Restricted Stock Unit are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

4. Administration of and Grants of Awards under the Plan.

(a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board; provided however, that the Board may by resolution delegate to a committee of two or more members of the Board the authority to perform any or all things that the Board is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such committee shall be treated as the Board; except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. Notwithstanding anything in this Section 4(a) to the contrary, any amendment to the Plan that, in accordance with Applicable Law (as defined in Section 17 hereof), would require stockholder approval must be approved by the full Board.

(b) Procedure for Grants. All grants of Awards hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards granted to Outside Directors.

(ii) Each Outside Director who becomes an Outside Director for the first time after November 22, 2005, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy, but excluding a person who becomes an Outside Director solely on account of his or her resignation or termination of employment with the Company, shall automatically be granted (each such Award a “First Award”) (i) an Option to purchase 18,000 Shares and (ii) a Restricted Stock Bonus of 12,000 Shares, in each case, on the date that such person becomes an Outside Director. In the event, however, that (i) the Board exercises its discretion under Section 4(f) to grant Stock Appreciation Rights in lieu of Options, the First Award shall instead consist of a grant of Stock Appreciation Rights covering 18,000 Shares and/or (ii) the Board exercises its discretion under Section 4(f) to grant Restricted Stock Units in lieu of Restricted Stock Bonuses, the First Award shall instead consist of a grant of Restricted Stock Units covering 12,000 Shares.

(iii) Each Outside Director shall automatically be eligible for a grant of (each such Award an “Annual Award”) (i) an Option to purchase a certain number of Shares and (ii) a Restricted Stock Bonus of a certain number of Shares, in each case, on the date of the first Board meeting of each calendar year provided they are an Outside Director as of such date. The number of Shares subject to such Annual Awards shall be determined according to the schedule set forth in Subsections 4(b)(iii)(1)-(4) hereof. For the avoidance of doubt, a person who becomes an Outside Director solely on account of his or her resignation or termination of employment with the Company shall be entitled to Annual Awards pursuant to this Subsection 4(b)(iii) based on the time such Director first becomes an Outside Director. In the event, however, that the Board exercises its discretion under Section 4(f) (to grant Stock Appreciation Rights in lieu of Options and/or Restricted Stock Units in lieu of Restricted Stock Bonuses), the Annual Awards instead shall consist of a grant of Stock Appreciation Rights and/or Restricted Stock Units, as applicable, covering the number of Shares determined pursuant to the schedule set forth in Subsections 4(b)(iii)(1)-(4) hereof.

(1) a person who has served less than two full months as an Outside Director during the prior calendar shall not be awarded any Annual Award;

(2) a person who has served at least two full months, but less than five full months as an Outside Director during the prior calendar year, shall be granted (A) Options or Stock Appreciation Rights, as the case may be, covering 3,000 Shares, and (B) a Restricted Stock Bonus or Restricted Stock Units, as the case may be, covering 2,000 Shares;

(3) a person who has served at least five full months, but less than eight full months as an Outside Director during the prior calendar year, shall be granted (A) Options or Stock Appreciation Rights, as the case may be, covering 6,000 Shares, and (B) a Restricted Stock Bonus or Restricted Stock Units, as the case may be, covering 4,000 Shares; and

(4) a person who has served at least eight full months as an Outside Director during the prior calendar year, shall be granted (A) Options or Stock Appreciation Rights, as the case may be, covering 9,000 Shares, and (B) a Restricted Stock Bonus or Restricted Stock Units, as the case may be, covering 6,000 Shares.

(iv) Notwithstanding the provisions of Subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Awards plus the number of Shares previously acquired upon exercise or redemption of, or otherwise in connection with, Awards to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Award on the automatic grant date and shall be granted in the form of both Options (or Stock Appreciation Rights) and Restricted Stock Bonuses (or Restricted Stock Units) in the same proportions as would otherwise have been granted on that date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation, forfeiture or expiration of Awards previously granted hereunder.

(v) Notwithstanding the provisions of Subsections (ii) and (iii) hereof, any grant of an Award made before the Company has obtained required stockholder approval of the Plan in accordance with Section 20 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 20 hereof.

(vi) The terms of each Award granted hereunder shall be as follows:

(1) each Award of Options or Stock Appreciation Rights shall be exercisable or redeemable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 or Section 10 hereof, as applicable;

(2) the exercise price or Base Price per Share of each Option or Stock Appreciation Right shall be 100% of the Fair Market Value per Share on the date of grant of each Award, determined in accordance with Section 8(a) hereof;

(3) each Option or Stock Appreciation Right, whether granted to an Outside Director as a First Award or an Annual Award, shall vest and become exercisable or redeemable in equal annual installments commencing on the one year anniversary of the date of grant and ending on the three year anniversary of the date of grant; provided, however, that such Shares underlying the Award shall only vest as long as the Outside Director remains in Continuous Status as a Director of the Company on the respective vesting date;

(4) each Share subject to a Restricted Stock Bonus and each Restricted Stock Unit, whether granted to an Outside Director as a First Award or an Annual Award, shall vest in equal annual installments commencing on the one year anniversary of the date of grant and ending on the three year anniversary of the date of grant; provided, however, that such Shares underlying the Award shall only vest as long as the Outside Director remains in Continuous Status as a Director of the Company on the respective vesting date;

(5) notwithstanding Sections 4(b)(vi)(3) through (4), each Award granted to an Outside Director shall immediately vest and, to the extent applicable, become exercisable or redeemable upon the termination of such Outside Director’s Continuous Status as a Director for any reason (except upon such Outside Director’s resignation from the Board or determination not to stand for re-election) upon the occurrence of or within twenty-four (24) months following a Change of Control.

(c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(a) hereof, the Fair Market Value of the Common Stock; (ii) to determine the exercise price or Base Price per Share of Options and Stock Appreciation Rights to be granted, which exercise price or Base Price shall be determined in accordance with Section 9 or Section 10 hereof, as applicable; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Award Recipients and any other holders of any Awards granted under the Plan.

(e) Suspension or Termination of Award. If the Chief Executive Officer or his or her designee reasonably believes that an Award Recipient has committed an act of misconduct, such officer may suspend the Award Recipient’s right to vest in or exercise or redeem any Award, or receive Shares under an Award, pending a determination by the Board (excluding the Outside Director accused of such misconduct). If the Board (excluding the Outside Director accused of such misconduct) determines an Award Recipient has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Award Recipient makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, all Awards then held by the Award Recipient (or his or her estate) shall be forfeited immediately upon such determination. In making such determination, the Board (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Award Recipient an opportunity to appear and present evidence on his or her own behalf at a hearing before the Board or a committee of the Board.

(f) Stock Appreciation Rights and/or Restricted Stock Units; Distribution. Notwithstanding the provisions of Sections 4(b) through 4(e) hereof, the Board shall retain the right to make grants under this Plan in the form of Stock Appreciation Rights rather than in Options and in the form of Restricted Stock Units rather than in Restricted Stock Bonuses.

Stock Appreciation Rights granted in lieu of Options and Restricted Stock Units granted in lieu of Restricted Stock Bonuses shall cover the same number of underlying Shares as the Award for which they have been substituted. Vested Stock Appreciation Rights shall be redeemable upon such terms and conditions as the Board may establish that are not inconsistent with the provisions of Section 4(b) hereof. Upon redemption of the Stock Appreciation Right, the Stock Appreciation Right Recipient shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the Shares underlying the redeemed right over (ii) the aggregate Base Price in effect for those Shares. Upon the vesting of each Restricted Stock Unit, the Restricted Stock Unit Recipient shall be entitled to receive a distribution from the Company in an amount equal to the aggregate Fair Market Value (on the vesting date) of the Shares underlying the portion of the Restricted Stock Unit vesting on such date.

The distribution with respect to any Stock Appreciation Right or Restricted Stock Unit may be made in Shares valued at the Fair Market Value on the redemption or vesting date (as applicable), in cash, or partly in Shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

5. Eligibility. Awards may be granted only to Outside Directors. All Awards shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards in accordance with such provisions.

The Plan shall not confer upon any Award Recipient any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6. Term of Plan; Effective Date. This amendment and restatement of the Plan will become effective upon its approval by the stockholders of the Company on November 22, 2005. The Plan shall continue in effect until November 30, 2014, unless sooner terminated under Section 16 hereof.

7. Term of Awards. The term of each Award of Options or Stock Appreciation Rights granted after November 30, 2004 shall be ten (10) year(s) from the date of grant thereof unless an Award terminates sooner pursuant to Section 9 or Section 10 hereof, as applicable, or the Award Recipient’s Award agreement.

8. Determination of Fair Market Value; Withholding.

(a) Fair Market Value. Fair Market Value per Share shall be determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange or system on the day of determination or, if the stock exchange or national market system on which the Common Stock trades is not open on the day of determination, the last business day prior to the day of determination;

(ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination or, if the stock exchange or national market system on which the Common Stock trades is not open on the day of determination, the last business day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(b) Share Withholding; Delivery of Shares. With respect to any Award, the Board may, in its discretion and subject to such rules as the Board may adopt, permit or require any Award Recipient to satisfy, in whole or in part, a withholding tax obligation, if any, which may arise in connection with the Award by electing to have the Company withhold Shares having a Fair Market Value (as of the date the amount of withholding tax is determined) equal to the amount of withholding tax.

If, under the Plan or any agreement evidencing an Award, an Award Recipient is permitted to pay the exercise price of an Option or taxes relating to the vesting, exercise or redemption of an Award by delivering Shares, the Award Recipient may satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, subject to procedures satisfactory to the Board. If the Award Recipient presents such proof, the Company shall treat the Award as vested, exercised or redeemed without further payment and shall withhold the appropriate number of Shares from the Shares actually acquired by the Award Recipient under the Award.

9. Terms and Conditions of Options.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b) Form of Consideration for Options. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised (which, if acquired from the Company, shall have been held for such period of time, if any, as required by the Administrator), or any combination of such methods of payment and/or, if expressly permitted under the terms of an Option, any other consideration or method of payment as shall be permitted under applicable corporate law.

(c) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Option shall be exercisable prior to stockholder approval of the Plan obtained in accordance with Section 20 hereof.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 9(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 hereof.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for sale under the Option, by the number of Shares as to which the Option is exercised.

(d) Termination of Continuous Status as a Director. If an interruption or termination of the Continuous Status as a Director occurs to an Outside Director, he or she may, but only within three (3) months after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

(e) Disability of Optionee. Notwithstanding Section 9(d) hereof, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twelve (12) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

(f) Death of Optionee. In the event of the death of an Optionee: (A) who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, or (B) three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or the date of termination, as applicable. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that an Optionee was not entitled to exercise the Option at the date of death or termination or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

10. Terms and Conditions of Stock Appreciation Rights.

(a) Base Price. The per Share Base Price for the Shares to be issued pursuant to the redemption of a Stock Appreciation Right shall be 100% of the Fair Market Value per Share on the date of grant of the Stock Appreciation Right.

(b) Procedure for Redemption; Rights as a Stockholder. Any Stock Appreciation Right granted hereunder shall be redeemable at such times as are set forth in Section 4(b) hereof; provided, however, that no Stock Appreciation Right shall be redeemable prior to stockholder approval of the Plan obtained in accordance with Section 20 hereof.

A Stock Appreciation Right may not be redeemed for a fraction of a Share.

A Stock Appreciation Right shall be deemed to be redeemed when written notice of such redemption has been given to the Company in accordance with the terms of the Stock Appreciation Right by the person entitled to redeem the Stock Appreciation Right.

Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares distributed upon redemption of Stock Appreciation Rights, notwithstanding the redemption of the Stock Appreciation Right. A share certificate for the number of Shares so acquired shall be issued to the Stock Appreciation Right Recipient as soon as practicable after redemption of the Stock Appreciation Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 hereof.

(c) Termination of Continuous Status as a Director. If an interruption or termination of the Continuous Status as a Director occurs to an Outside Director, he or she may, but only within three (3) months after the date he or she ceases to be a Director of the Company, redeem his or her Stock Appreciation Right to the extent that he or she was entitled to redeem it at the date of such termination. Notwithstanding the foregoing, in no event may the Stock Appreciation Right be redeemed after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to redeem a Stock Appreciation Right at the date of such termination, or does not redeem such Stock Appreciation Right (to the extent he or she was entitled to redeem) within the time specified above, the Stock Appreciation Right shall terminate and the Shares underlying the unredeemed portion of the Stock Appreciation Right shall revert to the Plan.

(d) Disability of Stock Appreciation Right Recipient. Notwithstanding Section 10(c) hereof, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twelve (12) months from the date of such termination, redeem his or her Stock Appreciation Right to the extent he or she was entitled to redeem it at the date of such termination. Notwithstanding the foregoing, in no event may the Stock Appreciation Right be redeemed after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to redeem the Stock Appreciation Right at the date of termination, or if he or she does not redeem such Stock Appreciation Right (to the extent he or she was entitled to redeem) within the time specified above, the Stock Appreciation Right shall terminate and the Shares underlying the unredeemed portion of the Stock Appreciation Right shall revert to the Plan.

(e) Death of Stock Appreciation Right Recipient. In the event of the death of a Stock Appreciation Right Recipient: (A) who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Stock Appreciation Right, or (B) three (3) months after the termination of Continuous Status as a Director, the Stock Appreciation Right may be redeemed, at any time within twelve (12) months following the date of death, by the Stock Appreciation Right Recipient’s estate or by a person who acquired the right to redeem the Stock Appreciation Right by bequest or inheritance, but only to the extent of the right to redeem that had accrued at the date of death or the date of termination, as applicable. Notwithstanding the foregoing, in no event may the Stock Appreciation Right be redeemed after its term set forth in Section 7 has expired. To the extent that a Stock Appreciation Right Recipient was not entitled to redeem the Stock Appreciation Right at the date of death or termination or if he or she does not redeem such Stock Appreciation Right (to the extent he or she was entitled to redeem) within the time specified above, the Stock Appreciation Right shall terminate and the Shares underlying the unredeemed portion of the Stock Appreciation Right shall revert to the Plan.

11. Terms and Conditions of Restricted Stock Bonuses.

(a) Consideration. Restricted Stock Bonuses may be awarded in consideration for future services to be rendered or past services actually rendered to the Company or for its benefit, or any benefit to the Company within the meaning of Section 152 of the Delaware General Corporation Law, or any combination thereof.

(b) Vesting. Shares awarded under a Restricted Stock Bonus shall be subject to a share reacquisition right in favor of the Company in accordance with the vesting schedule set forth in Section 4(b)(vi)(4) hereof.

(c) Termination of Continuous Status as a Director. If an interruption or termination of the Continuous Status as a Director occurs to an Outside Director, the Company shall reacquire all of the Shares subject to Restricted Stock Bonuses awarded to the Outside Director that have not vested as of the date of interruption or termination and such Shares shall revert to the Plan.

12. Terms and Conditions of Restricted Stock Units.

(a) Consideration. Shares subject to Restricted Stock Units may be awarded in consideration for future services to be rendered or past services actually rendered to the Company or for its benefit, or any benefit to the Company within the meaning of Section 152 of the Delaware General Corporation Law, or any combination thereof.

(b) Vesting. Restricted Stock Units shall be subject to forfeiture in accordance with the vesting schedule set forth in Section 4(b)(vi)(4) hereof.

(c) Termination of Continuous Status as a Director. If an interruption or termination of the Continuous Status as a Director occurs to an Outside Director, all Restricted Stock Units awarded to the Outside Director that have not vested as of the date of interruption or termination shall terminate and the Shares subject to such Restricted Stock Units shall revert to the Plan.

(d) Deferral. To the extent permitted by the Board in the terms of the agreement evidencing an Award of Restricted Stock Units, an Outside Director may elect to defer receipt of the value of the Shares otherwise deliverable upon the vesting of an Award of Restricted Stock Units, so long as such deferral election complies with the procedures established by the Board and applicable law, including Section 409A of the Code and the regulations and other guidance issued thereunder. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Restricted Stock Unit be allowed if the Board determines that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

13. Nontransferability of Awards. Awards granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a domestic relations order. The designation of a beneficiary by an Award Recipient does not constitute a transfer. An Award may be exercised during the lifetime of an Award Recipient only by the Award Recipient or a transferee permitted by this Section.

14. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares set forth in Sections 4(b)(ii), (iii), (iv), and (vi) hereof, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the exercise price or Base Price per Share of each outstanding Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Corporate Transactions; Change of Control. In the event of a Corporate Transaction, each outstanding Award shall be (i) continued by the Company, (ii) assumed by the successor to the Company or a Parent or Subsidiary of the Company or such successor, or (iii) an equivalent award shall be substituted by the successor or a Parent or Subsidiary of such successor or the Company. In the event that the Company shall not continue each outstanding Award and the Company does not reach agreement with any other entity to assume the outstanding Awards or to substitute equivalent awards, the Awards shall terminate upon the consummation of the transaction; provided, however, that each Award Recipient shall have the right to exercise or redeem all of his or her Options to purchase Shares or Stock Appreciation Rights, immediately prior to the consummation of the transaction, to the extent that he or she was entitled to exercise such Awards immediately prior to the consummation of the transaction. In addition, in the event of a Change of Control, each outstanding Award shall be (i) continued by the Company, (ii) assumed by the successor to the Company or a Parent or Subsidiary of the Company or such successor, or (iii) an equivalent award shall be substituted by the successor or a Parent or Subsidiary of the Company or such successor. In the event that the Company shall not continue each outstanding Award and the Company does not reach agreement with any other entity to assume the outstanding Awards or to substitute equivalent awards, the Awards shall terminate upon the consummation of the transaction; provided, however, that each Award shall become 100% vested and each Award Recipient shall have the right to exercise or redeem all of his or her Options and Stock Appreciation Rights in their entirety, in each case, immediately prior to the consummation of the transaction.

Notwithstanding the provisions of the preceding paragraph of this Section 14(b), in no event may an Option or Stock Appreciation Right be exercised or redeemed after its term has expired. To the extent that an Award was not vested immediately prior to the consummation of the transaction or that an Outside Director does not exercise or redeem an Award (to the extent he or she was entitled to exercise or redeem) within the time specified above, the Award shall terminate and the Shares underlying the unvested and/or unexercised portion of the Award shall revert to the Plan.

For purposes of this Section 14(b), an Award shall be considered assumed, if, at the time of issuance of the stock or other consideration upon such Corporate Transaction or Change of Control, each Award Recipient would be entitled to receive upon vesting or exercise of an Award the same number and kind of shares of stock or the same amount of property, cash or securities as the Award Recipient would have been entitled to receive upon the occurrence of such transaction if the Award Recipient had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in this Section 14); provided however that if such consideration received in the transaction was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon vesting, exercise or redemption of the Award to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(c) Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Board may, in its discretion, appropriately adjust the exercise price or Base Price per Share of each outstanding Option or Stock Appreciation Right to reflect the effect of such distribution.

15. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Award is so granted within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Applicable Laws (as defined in Section 17 hereof), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such Applicable Laws. The Board, in its discretion, may also submit to the stockholders of the Company for approval such other amendments to the Plan as it shall determine to be desirable or appropriate.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Award Recipient shall not affect Awards already granted to such Award Recipient and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Award Recipient and the Board, which agreement must be in writing and signed by the Award Recipient and the Company.

17. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the legal requirements relating to the administration of stock option plans under applicable U.S. federal and state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange or Nasdaq rules or regulations to which the Company may be subject and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time (the “Applicable Laws”). Such compliance shall be determined by the Company in consultation with its legal counsel.

As a condition to the vesting, exercise or redemption of an Award, the Company may require the Award Recipient to represent and warrant at the time of any such vesting, exercise or redemption that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required under Applicable Laws.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Award Agreement. Awards shall be evidenced by written award agreements in such form as the Board shall approve.

20. Stockholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

OPENWAVE SYSTEMS INC.

FOR THE 2005 ANNUAL MEETING OF THE STOCKHOLDERS

NOVEMBER 22, 2005

The undersigned stockholder of Openwave Systems Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 24, 2005 and the 2005 Annual Report to Stockholders and hereby appoints David C. Peterschmidt, Steve Peters, Gregory Wrenn and Douglas P. Solomon, and each of them individually, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of Openwave Systems Inc. to be held on November 22, 2005 at 8:30 a.m. PST, at Openwave Systems Inc.’s principal executive office located at 2100 Seaport Boulevard, Redwood City, California 94063 U.S.A., and at any adjournment thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR THE APPROVAL OF AMENDMENTS TO AND THE RESTATEMENT OF THE AMENDED AND RESTATED 1999 DIRECTORS’ STOCK OPTION PLAN, FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

OPENWAVE SYSTEMS INC.

1. ELECTION OF DIRECTORS:

NOMINEES:

BO HEDFORS

KENNETH D. DENMAN

FOR ALL NOMINEES WITHHELD FROM ALL NOMINEES

(INSTRUCTION): TO WITHHOLD AUTHORITY TO

VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT

NOMINEE’S NAME IN THE SPACE PROVIDED ABOVE.

2. APPROVAL OR AMENDMENTS TO AND THE RESTATEMENT OF THE AMENDED AND RESTATED 1999 DIRECTORS’ STOCK OPTION PLAN

FOR AGAINST ABSTAIN

3. RATIFY SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2006.

FOR AGAINST ABSTAIN

MARK HERE MARK HERE

FOR ADDRESS IF YOU PLAN

CHANGE AND TO ATTEND

NOTE AT LEFT THE MEETING

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Dated: , 2005

Signature

Signature